19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT

32a. QUANTITY IN COLUMN 21 HAS BEEN

☐ RECEIVED ☐ INSPECTED ☐ ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED: ____________

32b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE	32c. DATE	32d. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE

32e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE	32f. TELPHONE NUMBER OF AUTHORZED GOVERNMENT REPRESENTATIVE
	32g. E-MAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE

33. SHIP NUMBER	34. VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR	36. PAYMENT	37. CHECK NUMBER
☐ PARTIAL ☐ FINAL			☐ COMPLETE ☐ PARTIAL ☐ FINAL	

38. S/R ACCOUNT NO.	39. S/R VOUCHER NUMBER	40. PAID BY

41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT		42a. RECEIVED BY *(Print)*	
41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c. DATE	42b. RECEIVED AT *(Location)*	
		42c. DATE REC'D *(YY/MM/DD)*	42d. TOTAL CONTAINERS

STANDARD FORM 1449 (REV. 3/2005) **BACK**

SCHEDULE Continued ITEM NO. SUPPLIES/SERVICES QUANTITY UNIT UNIT PRICE $ AMOUNT $ Accounting and Appropriation Data: 0198M2009.A.2009.ENB00000.6P2.2572A.C26.000.0000.000000 Cost Applied: $5,000,000.00 0001 IDIQ Base Ordering Period Award Minimum Guarantee 1.00 SE 5,000,000.00 5,000,000.00 Period of Performance: 06/17/2009 - 06/16/2014 0002 OPTION - Optional Ordering Period 0.00 EA 0.00 0.00 Optional Period of Performance: 06/17/2014 - 06/16/2019 PAGE 2 OF

A. ADDENDUM 1 – SF 1449 CONTINUATION PAGE (This page left blank intentionally.) Solicitation Number: FSA-TitleIV-09 Page 1 of 20

B. ADDENDUM 2 – 52.212-4, CONTRACT TERMS AND CONDITIONS— COMMERCIAL ITEMS (MAR 2009) B.1 52.212-4 Contract Terms And Conditions—Commercial Items (Mar 2009)— TAILORED (c)(1) Changes. The Contracting Officer may at any time, by written order, and without notice to the sureties, if any, make changes within the general scope of this contract in any one or more of the following: (i) Description of services to be performed. (ii) Time of performance (i.e., hours of the day, days of the week, etc.). (iii) Place of performance of the services. (2) If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, whether or not changed by the order, the Contracting Officer shall make an equitable adjustment in the contract price, the delivery schedule, or both, and shall modify the contract. (3) The Contractor must assert its right to an adjustment under this clause within 30 days from the date of receipt of the written order. However, if the Contracting Officer decides that the facts justify it, the Contracting Officer may receive and act upon a proposal submitted before final payment of the contract. (4) If the Contractor’s proposal includes the cost of property made obsolete or excess by the change, the Contracting Officer shall have the right to prescribe the manner of the disposition of the property. (5) Failure to agree to any adjustment shall be a dispute under the Disputes clause. However, nothing in this clause shall excuse the Contractor from proceeding with the contract as changed. B.2 52.252-2 Clauses Incorporated By Reference (Feb 1998) This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. The full text of a clause may also be accessed electronically at: http://www.arnet.gov/far/ • 52.203-13 Contractor Code of Business Ethics and Conduct (Dec 2008) • 52.203-14 Display of Hotline Poster(s) (Dec 2007) • 52.209-6 Protecting the Government’s Interest when Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (SEP 2006) • 52.216-18 Ordering (OCT 1995) (a) the effective date of award, the end of the current period of performance • 52.216-19 Ordering Limitations (OCT 1995) (a) One Borrower (b)(1) Five Million Borrowers (b)(2) Five Million Borrowers (b)(3) Two Days (d) One Day • 52.216-22 Indefinite Quantity (OCT 1995) Solicitation Number: FSA-TitleIV-09 Page 2 of 20

(d) the end of the current period of performance • 52.216-27 Single Or Multiple Awards (OCT 1995) • 52.217-8 Option To Extend Services (NOV 1999) • 52.217-9 Option to Extend the Term of the Contract (MAR 2000) • 52.224-1 Privacy Act Notification (APR 1984) • 52.224-2 Privacy Act (APR 1984) B.3 EDAR 3452.202-1 Definitions (Aug 1987) – TAILORED (a) The term "Secretary" or "Head of the Agency" (also called "Agency Head") means the Secretary of the Department of Education; and the term "his/her duly authorized representative" means any person, persons, or board authorized to act for these officials. (b) “Chief Acquisition Officer” or “CAO” means the official responsible for monitoring the agency’s acquisition activities, evaluating them based on applicable performance measurements, increasing the use of full and open competition in agency acquisitions, making acquisition decisions consistent with applicable laws, and establishing clear lines of authority, accountability, and responsibility for acquisition decision-making and developing and maintaining a acquisition career management program. (c) "Chief of the Contracting Office" means an official serving in the contracting activity (CAM or FSA Acquisitions) as the manager of a group that awards and administers contracts for a principal office of the Department. See also definition of “Head of Contracting Activity” below. (d) “Contracting Officer's Representative” or “COR” means a government employee appointed in writing ONLY by a contracting officer and delegated limited responsibilities to perform specified contract management duties related to technical oversight and administration of a specific contract. CORs may serve in a full-time or part-time capacity. The COR performs the contract management duties assigned by the CO in a written "Contracting Officer's Representative Designation Memorandum" for each particular contract. Multiple CORs may be appointed for a single contract when the area of expertise necessary requires such appointments. The CO may appoint alternate or assistant CORs to serve in the COR's absence. For the purpose of this program, the term Contracting Officer's Technical Representative (COTR) will be used for assistant CORs. (e) “Head of the Contracting Activity” or “HCA” means those officials within the Department of Education who have responsibility for and manage an acquisition organization and usually hold unlimited procurement authority. The Director, Federal Student Aid Acquisitions, is the HCA for FSA. The Director, Contracts and Acquisitions Management (CAM) is the HCA for all other Departmental program offices and all boards, commissions, and councils under the management control of the Department. (f) “Performance-Based Organization” or “PBO” is the office within the Department that is mandated by Public Law 105-244 to carry out Federal student assistance or aid programs and report to Congress on an annual basis. It may also be referred to as “Federal Student Aid.” (g) “Senior Procurement Executive” or “SPE” means the single agency official appointed as such by the head of the agency and delegated broad responsibility for acquisition functions, including issuing agency acquisition policy and reporting on acquisitions agency-wide. The SPE also acts as the official one level above the contracting officer when the HCA is acting as a contracting officer. (h) "Department" or "ED" means the United States Department of Education. Solicitation Number: FSA-TitleIV-09 Page 3 of 20

B.4 ED 307-17 Conflicts Of Interest (Aug 2007) (a) The contractor, subcontractor, employee or consultant, has certified that, to the best of their knowledge and belief, there are no relevant facts or circumstances which could give rise to an organizational or personal conflict of interest, (see FAR Subpart 9.5 for organizational conflicts of interest), (or apparent conflict of interest) for the organization or any of its staff, and that the contractor, subcontractor, employee or consultant has disclosed all such relevant information if such a conflict of interest appears to exist to a reasonable person with knowledge of the relevant facts (or if such a person would question the impartiality of the contractor, subcontractor, employee or consultant). Conflicts may arise in the following situations: (1) Unequal access to information – a potential contractor, subcontractor, employee or consultant has access to non-public information through its performance on a government contract. (2) Biased ground rules – a potential contractor, subcontractor, employee or consultant has worked, in one government contract, or program, on the basic structure or ground rules of another government contract, (3) Impaired objectivity – a potential contractor, subcontractor, employee or consultant, or member of their immediate family (spouse, parent or child) has financial or other interests that would impair, or give the appearance of impairing, impartial judgment in the evaluation of government programs, in offering advice or recommendations to the government, or in providing technical assistance or other services to recipients of Federal funds as part of its contractual responsibility. "Impaired objectivity" includes but is not limited to the following situations that would cause a reasonable person with knowledge of the relevant facts to question a person's objectivity: (i) financial interests or reasonably foreseeable financial interests in or in connection with products, property, or services that may be purchased by an educational agency, a person, organization, or institution in the course of implementing any program administered by the Department; (ii) significant connections to teaching methodologies that might require or encourage the use of specific products, property or services; or (iii)significant identification with pedagogical or philosophical viewpoints that might require or encourage the use of a specific curriculum, specific products, property or services, Offerors must provide the disclosure described above on any actual or potential conflict (or apparent conflict of interest) of interest regardless of their opinion that such a conflict or potential conflict (or apparent conflict of interest) would not impair their objectivity. In a case in which an actual or potential conflict (or apparent conflict of interest) is disclosed, the Department will take appropriate actions to eliminate or address the actual or potential conflict (or apparent conflict of interest), including but not limited to mitigating or neutralizing the conflict, when appropriate, through such means as ensuring a balance of views, disclosure with the appropriate disclaimers, or by restricting or modifying the work to be performed to avoid or reduce the conflict. In this clause, the term “potential conflict” means reasonably foreseeable conflict of interest. Solicitation Number: FSA-TitleIV-09 Page 4 of 20

(b) The contractor, subcontractor, employee or consultant agrees that if “impaired objectivity, or an actual or potential conflict of interest (or apparent conflict of interest) is discovered after the award is made, it will make a full disclosure in writing to the Contracting Officer. This disclosure shall include a description of actions that the Contractor has taken or proposes to take, after consultation with the Contracting Officer, to avoid, mitigate, or neutralize the actual or potential conflict (or apparent conflict of interest). (c) Remedies - The Government may terminate this contract for convenience, in whole or in part, if it deems such termination necessary to avoid the appearance of a conflict of interest. If the Contractor was aware of a potential conflict of interest prior to award or discovered an actual or potential conflict (or apparent conflict of interest) after award and did not disclose or misrepresented relevant information to the Contracting Officer, the Government may terminate the contract for default, or pursue such other remedies as may be permitted by law or this contract. These remedies include imprisonment for up to five years for violation of Title 18, U.S. Code, § 1001 and fines of up to $5000 for violation of Title 31, U.S. Code, § 3802. Further remedies include suspension or debarment from contracting with the federal government. The Contractor may also be required to reimburse the Department for costs the Department incurs arising from activities related to conflicts of interest. An example of such costs would be those incurred in processing Freedom of Information Act requests related to a conflict of interest. (d) In cases where remedies short of termination have been applied, the contractor, subcontractor, employee or consultant agrees to eliminate the organizational conflict of interest, or mitigate it to the satisfaction of the Contracting Officer. (e) The Contractor further agrees to insert in any subcontract or consultant agreement hereunder, provisions which shall conform substantially to the language of this clause, including specific mention of potential remedies and this paragraph (e). B.5 EDAR 3452.208-70 Printing (Aug 1987) Unless otherwise specified in this contract, the contractor shall not engage in, nor subcontract for, and printing (as that term is defined in Title I of the Government Printing and Binding Regulations in effect on the effective date of this contract) in connection with the performance of work under this contract; except that performance involving the reproduction of less than 5,000 production units of any one page, or less than 25,000 production units in the aggregate of multiple pages, shall not be deemed to be printing. A production unit is defined as one sheet, size 8 1/2 by 11 inches, and one side and color only. B.6 FSA 24-1 Release Of Information Under The Freedom Of Information Act (Jan 2008)—TAILORED By entering into a contract with the Department of Education and as permitted/authorized by existing statutes and applicable case law, without regard to proprietary markings, the contractor approves the release of the entire contract and all related modifications and task orders, including, but not limited to: (1) Unit prices, including labor rates, (2) Statements of Work/Performance Work Statement generated by the contractor, (3) Performance requirements, including incentives, performance standards, quality levels and service level agreements, Solicitation Number: FSA-TitleIV-09 Page 5 of 20

(4) Reports, deliverables and work products delivered in performance of the contract (including quality of service, performance against requirements/standards/service level agreements), (5) Any and all information, data, software and related documentation first provided under the contract, (6) Proposals or portions of proposals incorporated by reference, and (7) Other terms and conditions. B.7 FSA 27-1 Labeling Of Documents (June 2007)—TAILORED The Contractor shall not label any data, as defined in the clause at 52.227-14, produced in performance of this contract in a way that would restrict the Government's right to use or release the information. If applicable, the Contractor shall include a legend that identifies sensitive data that should not be released for security reasons. Under FAR 52.227-14, Rights in Data-General (or 52.227-15, -16, -17) clause, this data may be used for any public purpose. Deliverables shall not contain vendor-specific logos, mottos, watermarks, or holograms. The Contractor shall not use, particularly for proposals, U.S. Government logos, such as the U.S. Department of Education or Federal Student Aid. B.8 FSA 27-2 Limitations On The Use Or Disclosure Of Government-Furnished Information Marked With Restrictive Legends (Dec 2006) (a) For contracts under which data are to be produced, furnished, or acquired, the terms “limited rights” and “restricted rights” are defined in the Rights in Data - General clause of this contract. (b) Proprietary data, technical data or computer software provided to the Contractor as Government furnished information (GFI) under this contract may be subject to restrictions on use, modification, reproduction, release, performance, display, or further disclosure. (1) Proprietary data with legends that serve to restrict disclosure or use of data. The Contractor shall use, modify, reproduce, perform, or display proprietary data received from the Government with proprietary or restrictive legends only in the performance of this contract. The Contractor shall not, without the express written permission of the party who owns the data, release or disclose such data or software to any person. (2) GFI marked with limited or restricted rights legends. The Contractor shall use, modify, reproduce, perform, or display technical data received from the Government with limited rights legends or computer software received with restricted rights legends only in the performance of this contract. The Contractor shall not, without the express written permission of the party whose name appears in the legend, release or disclose such data or software to any person. (3) GFI marked with specially negotiated license rights legends. The Contractor shall use, modify, reproduce, release, perform, or display proprietary data, technical data or computer software received from the Government with specially negotiated license legends only as permitted in the license. Such data or software may not be released or disclosed to other persons unless permitted by the license and, prior to release or disclosure, the intended recipient has completed the use and non-disclosure agreement. The Contractor shall modify paragraph (1)(c) of the use and non-disclosure agreement to reflect the recipient's obligations regarding use, modification, reproduction, release, Solicitation Number: FSA-TitleIV-09 Page 6 of 20

(1) Name and Address of the Contractor. (2) Invoice Number and Invoice Date (Date invoices as close as possible to the date of mailing or transmission. The date and actual submission must occur after receipt, inspection and acceptance of the supplies or services.) (3) The Contract number, contract line item, and if applicable, the order number must be included on the invoice and be correct. (4) Description, quantity, unit of measure, unit price, and extended price of the item delivered must agree with the contract or order. (5) Terms of any prompt payment discount offered. (6) Name, title, and phone number of persons to be notified in event of defective invoice. (7) The period of time covered by the invoice must include the first and last day of the period. (8) Totals must be supported by subtotals and subtotals should be supported by detail, (i.e. documentation for categories of labor, hours performed, unit prices) and deliverables provided. (9) If required by this contract or order, receipts must be provided to support documentation of "other direct costs" (ODCs) or materials. B.12 AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009 (Pub.L. 111-5) In the event funds are utilized on this contract originating from the American Recovery and Reinvestment Act of 2009, or other discrete legislation, the following clauses, or similar clauses, shall apply: • 52.203-15 Whistleblower Protections Under The American Recovery And Reinvestment Act Of 2009 (Mar 2009) • 52.204-11 American Recovery And Reinvestment Act—Reporting Requirements (Mar 2009) • 52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders—Commercial Items (Mar 2009)—Alternate II (Mar 2009) • 52.215-2 Audit And Records—Negotiation—Alternate I (Mar 2009) • EDAR 3403-1 Self Reporting Of Violations – Recovery Act (Feb 2009) The contractor and subcontractor shall promptly refer to an appropriate inspector general any credible evidence that a principal, employee, agent, contractor, sub-grantee or subcontractor has committed a violation of Federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 U.S.C. or a violation of the civil False Claims Act (31 U.S.C. 3729-3733). B.13 ADDITIONAL TERMS AND CONDITIONS A. Contract Type—Indefinite Delivery/Indefinite Quantity (IDIQ). During the course of the basic ordering period, the Government will provide a minimum of $5,000,000.00 in revenue, provided that the contractor is in compliance with the requirements for servicing federally held debt, and the maximum volume for the basic ordering period agreement will be 50 million borrowers. The Optional Ordering Period will have a minimum of $0 and a maximum of an additional 50 million borrowers B. Ordering Period—The ordering period for this contract will be one (1), five (5) year Base Ordering Period, with one (1) additional five (5) year Optional Ordering Period. Solicitation Number: FSA-TitleIV-09 Page 10 of 20

C. Requirements Deadlines—The contractor shall comply with the following compliance requirements deadlines: (1) The contractor shall meet the Initial Requirements by August 31, 2009 for servicing federally held debt. If these are met, FFEL servicing may begin. (2) The contractor shall meet the Intermediate Requirements by March 31, 2010 (unless otherwise noted within the Intermediate Requirements document), for servicing federally held debt. If all requirements are not met, the Government may elect to not assign further volume to the contractor. Furthermore, the Government may transfer currently held accounts to another servicer. The contractor losing the accounts shall bear the costs of any such transfer. (3) The contractor shall meet the Full Requirements by August 31, 2010 for Direct Loan servicing. If the Government determines the requirements are not met, the Government may elect to not assign further volume to the contractor. Furthermore, the Government may transfer currently held accounts to another servicer. The contractor losing the accounts shall bear the costs for any such transfer. D. Quarterly Compliance Monitoring—[Reserved] E. Annual Compliance Audit—[Reserved] F. Allocation Methodology—See Attachments A-4 and A-5. G. Allocation Metrics— See Attachments A-4 and A-5. H. Performance Incentives/Metrics—[Reserved] I. Price Definitions—See Attachment A-6. J. Work Performed Outside the Continental United States—The Contractor has represented to the Department that it will perform all work required under this Contract within the United States. If, at any time, the Contractor wishes to perform any Contract work outside the United States, the Contractor shall inform the Contracting Officer, in advance and in writing, of its intention and request the Department’s approval. The Contractor shall not perform any Contract work outside the United States unless and until it has received the Contracting Officer’s explicit, written approval to perform such work. In order to give proper consideration to the Contractor’s request, the Department may ask for, and the Contractor shall provide, information relevant to the proposed performance outside the United States, including but not limited to a detailed description of the physical, personnel and management resources to be used and any potential difficulties or constraints in performing in the foreign jurisdiction. The Department may refuse to approve Contract performance outside the United States to the extent that, solely in the Department’s judgment, the Contractor has not shown that performance outside the United States would satisfy the Contract requirements and would not impair or degrade performance. Further, the Department may refuse to approve any performance outside the United States for any other reason, or for no reason, except as otherwise required by the laws and treaties of the United States. The Department also may approve performance outside the United States subject to certain conditions, to which conditions the Contractor shall strictly adhere. Neither performance within the United States, nor the Department’s refusal to allow performance outside the United States shall ever constitute a change to this Contract or give rise to any entitlement to additional compensation or excuse any failure of performance by the Contractor. Nothing in this clause shall be interpreted to impose any obligation on the Department to allow or to refuse a request for performance of this Contract outside the United States. Solicitation Number: FSA-TitleIV-09 Page 11 of 20

K. Branding/Marketing Material—Contractors may not solicit or promote other services/products they, or their affiliates, offer while servicing Department of Education borrowers, or Federally held debt. This includes all communication channels and touch points, such as but not limited to: inbound and outbound calls/email, web pages, any mailings specific to the status of their account, direct personal and automated interaction, etc. Scenarios: (1) if the servicer services Federally and non-Federally held debt and offers combined billing, no marketing envelopes or inserts for other services/products may be issued; (2) if the servicer services Federally and non-Federally held debt and does NOT use combined billing, normal marketing may be provided for non- Federally held debt for other services/products; and (3) if the servicer services Federally and non-Federally held debt and is in personal contact, no marketing for other services/products may be discussed. If a borrower with in-school status seeks information regarding other products or services from the servicer, the borrower shall be directed to their school’s Student Financial Assistance Office. Any exception or ambiguity regarding the above shall be reviewed and approved by the Contracting Officer in advance. L. Invoicing and Non-Compliance – Borrowers whose loans are not being serviced in compliance with the Requirements, Policy and Procedures for servicing federally held debt due to the fault of the servicer (i.e. correct interest calculations, correct balances, interest determination and calculations, notices sent properly, proper due diligence, etc.), will not be billable to the Government from the initial point of non-compliance. Any funds that have been invoiced for these borrowers and paid shall be returned to the Government via a credit on the next invoice. M. Contracting Officer’s Representative – The following individual is designated as Contracting Officer’s Representative (COR) for this contract: Mr. James McMahon Federal Student Aid 830 First Street, NE Suite 111G5 Washington, DC 20202 Email: james.mcmahon@ed.gov Phone: (202) 377-3124 N. Additional Terms: 1. The Title IV Servicing contracts are for any potential services to manage all types of Title IV student aid obligations, including, but not limited to, servicing and consolidation of outstanding debt. However, they are not Requirements contracts. 2. Each contractor will provide, at a minimum, the services provided within their proposal, in accordance with the pricing identified in Term #3 below. 3. The Government will set and manage the common pricing, including tier structure, below: Solicitation Number: FSA-TitleIV-09 Page 12 of 20

Status	Volume Low	Volume High	Unit Price
Borrowers in In-school Status	N/A	N/A	$ 1.050
Borrowers in Grace or Current Repayment Status	1	3,000,000	$ 2.110
	3,000,001	UP	$ 1.900
Borrowers in Deferment or Forbearance	1	1,600,000	$ 2.070
	1,600,001	UP	$ 1.730
Borrowers 31-90 Days Delinquent	N/A	N/A	$ 1.620
Borrowers 91-150 Days Delinquent	N/A	N/A	$ 1.500
Borrowers 151-270 Days Delinquent	N/A	N/A	$ 1.370
Borrowers 270+ Days Delinquent	N/A	N/A	$ 0.500

Out year pricing will follow the methodology described utilizing the subsequent terms. There will be no set declination in pricing at the time of award.

4. The Government has included an escalation methodology based upon the Bureau of Labor Statistics' (BLS) Employment Cost Index (ECI) for Total Compensation, Private Industry, Service Occupations (Not Seasonally Adjusted), to account for significant inflation and/or deflation. When the ECI exceeds 3.0% (plus or minus) in any given year the Government will adjust the established common pricing by any amount in excess of this rate. The calculated rate of escalation will equal the average of the 12-month percent change for the previous four quarters, ending June 30th. This ECI escalation will be applied beginning in September of the same calendar year. Further, this escalation will compound for all remaining years of the Base and Optional Ordering Periods.

   For example, ECI rate released in June 2010 is 3.6%. The Government will increase unit pricing by .6% for the contract beginning September 1, 2010 and all remaining years of the Base Ordering Period, as well as the Optional Ordering Period.

   A decreasing rate of inflation would follow the same pattern as above. For example, if the ECI decreases by more than 3.0%, then the unit prices for the remaining out-years will also decrease by the percentage in excess of 3.0%. For example, ECI rate released in June 2010 is -4.2%. The Government will decrease unit pricing by 1.2% for the contract period beginning September 1, 2010 and all remaining years of the Base Ordering Period, as well as the Optional Ordering Period.

5. Common pricing includes all supplies, services and other costs to deliver Title IV servicing under this contract, including:
   - Costs for bringing contractor systems into compliance for handling federally held debt.
   - Costs for legislative, regulatory or policy changes that affect the FFEL community as a whole, as is commercially accepted practice in the FFEL community.
   - For all other costs, the Department and the contractor(s) may come to an agreement via change order process or negotiation, as necessary.

6. The Government makes no guarantee to any contractor that their organization will retain their current loan servicing volume. In addition, the Government makes no minimum

Solicitation Number: FSA-TitleIV-09 Page 13 of 20

volume guarantees to any contractor. The Government does guarantee a minimum dollar/revenue amount of $5,000,000 over the base ordering period under this Indefinite Delivery, Indefinite Quantity contract, regardless of the number of loans serviced by a contractor. 7. The Government reserves the right to periodically review and equitably adjust the rate structure to maintain effectiveness of the services provided (i.e., different volume breaks, different ties, cost allocations, etc) 8. The Government reserves the right to equitably introduce, eliminate, or modify loan deliverables/status items that are in the best interest of the Government or Borrower. (i.e., in-school deferments moved into the In-School deliverable; new deferment or forbearance categories; etc). 9. The Government reserves the right to unilaterally shift borrowers in the best interest of the Government or Borrowers, at no additional cost to the Government. It is anticipated that this will be done only with reasonable and prudent cause. 10. The Government retains the unilateral right to resolve split-borrowers as deemed appropriate by the Government, at no additional cost to the Government. Solicitation Number: FSA-TitleIV-09 Page 14 of 20

B.14 52.212-5 Contract Terms And Conditions Required To Implement Statutes Or Executive Orders—Commercial Items (Dec 2008) (a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items: (1) 52.233-3, Protest After Award (Aug 1996) (31 U.S.C. 3553). (2) 52.233-4, Applicable Law for Breach of Contract Claim (Oct 2004) (Pub. L. 108-77, 108- 78) (b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items: _X (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Sept 2006), with Alternate I (Oct 1995) (41 U.S.C. 253g and 10 U.S.C. 2402). _X (2) 52.203-13, Contractor Code of Business Ethics and Conduct (Dec 2008) (Pub. L. 110 252, Title VI, Chapter 1 (41 U.S.C. 251 note)). __ (3) 52.219-3, Notice of Total HUBZone Set-Aside (Jan 1999) (15 U.S.C. 657a). __ (4) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (July 2005) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a). __ (5) [Reserved] __ (6)(i) 52.219-6, Notice of Total Small Business Set-Aside (June 2003) (15 U.S.C. 644). __ (ii) Alternate I (Oct 1995) of 52.219-6. __ (iii) Alternate II (Mar 2004) of 52.219-6. __ (7)(i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644). __ (ii) Alternate I (Oct 1995) of 52.219-7. __ (iii) Alternate II (Mar 2004) of 52.219-7. _X (8) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)). _X (9)(i) 52.219-9, Small Business Subcontracting Plan (Apr 2008) (15 U.S.C. 637(d)(4)). __ (ii) Alternate I (Oct 2001) of 52.219-9. _X (iii) Alternate II (Oct 2001) of 52.219-9. __ (10) 52.219-14, Limitations on Subcontracting (Dec 1996) (15 U.S.C. 637(a)(14)). __ (11) 52.219-16, Liquidated Damages—Subcontracting Plan (Jan 1999) (15 U.S.C. 637(d)(4)(F)(i)). __ (12) (i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (Oct 2008) (10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer). __ (ii) Alternate I (June 2003) of 52.219-23. __ (13) 52.219-25, Small Disadvantaged Business Participation Program—Disadvantaged Status and Reporting (Apr 2008) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323). __ (14) 52.219-26, Small Disadvantaged Business Participation Program— Incentive Subcontracting (Oct 2000) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323). __ (15) 52.219-27, Notice of Total Service-Disabled Veteran-Owned Small Business Set-Aside (May 2004) (15 U.S.C. 657 f). Solicitation Number: FSA-TitleIV-09 Page 15 of 20

__ (16) 52.219-28, Post Award Small Business Program Rerepresentation (June 2007) (15 U.S.C. 632(a)(2)). _X (17) 52.222-3, Convict Labor (June 2003) (E.O. 11755). _X (18) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (Feb 2008) (E.O. 13126). _X (19) 52.222-21, Prohibition of Segregated Facilities (Feb 1999). _X (20) 52.222-26, Equal Opportunity (Mar 2007) (E.O. 11246). _X (21) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212). _X (22) 52.222-36, Affirmative Action for Workers with Disabilities (Jun 1998) (29 U.S.C. 793). _X (23) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212). _X (24) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201). _X (25) (i) 52.222-50, Combating Trafficking in Persons (Aug 2007) (Applies to all contracts). __ (ii) Alternate I (Aug 2007) of 52.222-50. __ (26) (i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA- Designated Items (May 2008) (42 U.S.C. 6962(c)(3)(A)(ii)). __ (ii) Alternate I (May 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). __ (27) 52.223-15, Energy Efficiency in Energy-Consuming Products (Dec 2007) (42 U.S.C. 8259b). __ (28) (i) 52.223-16, IEEE 1680 Standard for the Environmental Assessment of Personal Computer Products (Dec 2007) (E.O. 13423). __ (ii) Alternate I (Dec 2007) of 52.223-16. __ (29) 52.225-1, Buy American Act—Supplies (June 2003) (41 U.S.C. 10a-10d). __ (30) (i) 52.225-3, Buy American Act—Free Trade Agreements—Israeli Trade Act (Aug 2007) (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, Pub. L 108- 77, 108-78, 108-286, 109-53 and 109-169). __ (ii) Alternate I (Jan 2004) of 52.225-3. __ (iii) Alternate II (Jan 2004) of 52.225-3. __ (31) 52.225-5, Trade Agreements (Nov 2007) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note). _X (32) 52.225-13, Restrictions on Certain Foreign Purchases (June 2008) (E.O.’s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury). __ (33) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov 2007) (42 U.S.C. 5150). __ (34) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov 2007) (42 U.S.C. 5150). __ (35) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)). __ (36) 52.232-30, Installment Payments for Commercial Items (Oct 1995) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)). _X (37) 52.232-33, Payment by Electronic Funds Transfer—Central Contractor Registration (Oct 2003) (31 U.S.C. 3332). Solicitation Number: FSA-TitleIV-09 Page 16 of 20

__ (38) 52.232-34, Payment by Electronic Funds Transfer—Other than Central Contractor Registration (May 1999) (31 U.S.C. 3332). __ (39) 52.232-36, Payment by Third Party (May 1999) (31 U.S.C. 3332). _X (40) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a). __ (41) (i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631). __ (ii) Alternate I (Apr 2003) of 52.247-64. (c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items: _X (1) 52.222-41, Service Contract Act of 1965 (Nov 2007) (41 U.S.C. 351, et seq.). _X (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.). _X (3) 52.222-43, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Multiple Year and Option Contracts) (Nov 2006) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.). __ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Feb 2002) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.). __ (5) 52.222-51, Exemption from Application of the Service Contract Act to Contracts for Maintenance, Calibration, or Repair of Certain Equipment—Requirements (Nov 2007) (41 U.S.C. 351, et seq.). __ (6) 52.222-53, Exemption from Application of the Service Contract Act to Contracts for Certain Services—Requirements (Nov 2007) (41 U.S.C. 351, et seq.). __ (7) 52.237-11, Accepting and Dispensing of $1 Coin (Sept 2008) (31 U.S.C. 5112(p)(1)). (d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records—Negotiation. (1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract. (2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved. (3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require Solicitation Number: FSA-TitleIV-09 Page 17 of 20 the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law. (e) (1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in paragraphs (e)(1)(i) through (xi) of this paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause— (i) 52.203-13, Contractor Code of Business Ethics and Conduct (Dec 2008) (Pub. L. 110-252, Title VI, Chapter 1 (41 U.S.C. 251 note)). (ii) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $550,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities. (iii) 52.222-26, Equal Opportunity (Mar 2007) (E.O. 11246). (iv) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212). (v) 52.222-36, Affirmative Action for Workers with Disabilities (June 1998) (29 U.S.C. 793). (vi) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201). (vii) 52.222-41, Service Contract Act of 1965 (Nov 2007) (41 U.S.C. 351, et seq.). (viii) 52.222-50, Combating Trafficking in Persons (Aug 2007) (22 U.S.C. 7104(g)). Flow down required in accordance with paragraph (f) of FAR clause 52.222-50. (ix) 52.222-51, Exemption from Application of the Service Contract Act to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (Nov 2007) (41 U.S.C. 351, et seq.). (x) 52.222-53, Exemption from Application of the Service Contract Act to Contracts for Certain Services-Requirements (Nov 2007) (41 U.S.C. 351, et seq.). (xi) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64. (2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations. Solicitation Number: FSA-TitleIV-09 Page 18 of 20

C. STATEMENT OF OBJECTIVES (SOO) C.1 General Description Of Scope/Purpose C.1.1 Federal Student Aid Background/Overview Federal Student Aid (FSA), an office of the Department, plays a central and essential role in America's postsecondary education community. FSA's core mission is to ensure that all eligible individuals benefit from federal financial assistance—grants, loans and work-study programs—for education beyond high school. The programs FSA administers comprises the nation's largest source of student aid: during the 2007-08 school year alone, FSA provided approximately $83 billion in new aid to nearly 10 million postsecondary students and their families. FSA’s staff of 1,100 is based in 10 cities, in addition to its Washington, D.C. headquarters. C.1.2 Current Need With the current economic and liquidity uncertainty facing financial markets, many student loan lenders are dropping out of the market. With more than $65 billion in 2008- 09 loans and approximately $130 billion in eligible 2003-07 student loans on bank balance sheets and auction rate securitizations, the capital markets are currently unable to generate adequate funds at prices that will ensure 2009-10 loans can be made. Recent legislation including the College Cost Reduction Authorization Act of 2008 (CCRAA) (Pub. Law 110-84) and the Ensuring Continued Access to Student Loans Act of 2008 (ECASLA) (Pub. Law 110-227) enabled the Department to accept former Federal Family Education Loan Program (FFELP) loans in the form of additional Direct Loan (DL) capacity, and to purchase FFELP loans as far back as 2003, in an effort to bring liquidity and stability back to the student loan market. With the sudden increase in current and potential loan volume that the Department will be responsible for servicing, the need for increasing the Title IV student aid servicing vehicles is determined appropriate at this time. C.1.3 Objective Acquire efficient and effective commercial contract services to manage all types of Title IV student aid obligations, including, but not limited to, servicing and consolidation of outstanding debt. C.1.4 Constraints C.1.4.1 Specific compliance activities for servicing Federally held assets include, but are not limited to, Attachments A-1 through A-3 provided herein. C.1.4.2 In order to manage the costs associated with such a potentially large portfolio, the service must provide innovative measures to ensure portfolio growth is not the key driver of total cost. Contractor incentives must be based on performing assets, rather than transaction or activity based delinquency incentives. Costs may also be managed through redistribution of customers to self-service options, as approved by the Government. Performance measures will help ensure that the complete service operates as efficiently and effectively as possible and that it is achieving the desired Solicitation Number: FSA-TitleIV-09 Page 19 of 20 business outcomes. These measurements will be flexible to allow for regular reviews and revisions as necessary. C.1.4.3 The contractor(s) will be responsible for maintaining a full understanding of all federal and state laws and regulations and FSA requirements and ensuring that all aspects of the service continue to remain in compliance as changes occur. C.1.4.4 The contractor(s) will provide a service flexible enough to handle new requirements generated by Congress and respond to legislative mandates and policy changes. Please see Appendix A – Standards and Relevant Documents for historical and current representative information. C.1.4.5 The contractor(s) will provide timely (as defined by FSA and contractor) responses to Office of Inspector General (OIG), General Accounting Office (GAO), budget, data, and management requests. C.1.4.6 It is understood and mutually agreed that the Department of Education has exclusive ownership of all information stored in, retrieved, modified, and/or archived in as part of this service. The contractor shall have no rights in such information and no rights to such information shall vest on the contractor by virtue of its performance of this contract. No other party has the right to copy, delete, archive, or transfer such information without the prior express written consent of the Department of Education. The contractor shall not use such information for any marketing or solicitation purpose including, but not limited to, commercial advertising, credit offers, or similar campaigns. C.2 Attachments/Supplemental Documents Number Title A-1 Additional Servicer—Initial Requirements Document (Version 21.0) A-2 Additional Servicer—Intermediate Requirements Document (Version 6.0) A-3 Additional Servicer—Full Requirements Document (Version 6.0) A-4 Ongoing Allocation Methodology A-5 Sample—Ongoing Allocation Metric Calculation A-6 Servicing Pricing Definitions (Version 9.0) Solicitation Number: FSA-TitleIV-09 Page 20 of 20

Attachment A-1 Additional Servicer INITIAL Requirements All_InitialReq_v21.0.doc All_InitialReq_v21.0 1

Attachment A-1

Additional Servicer – Initial Requirements

Required by 8/31/09 unless otherwise noted

TABLE OF CONTENTS

General Statement 3
Financial Reporting 3
Treasury 5
Transaction Management 6
Internal Controls 7
Accounting 9
Reconciliations 9
Additional Reporting 12
Security 12
NSLDS 13
Unique Client/Lender Requirements for Federally Serviced Portfolio 14
Loan Conversion 16

AII_InitialReq_v21.0 2

Attachment A-1 General Statement It is the intent of the Department to procure a performance-based contract(s) that promotes competition and provides best of business services. To achieve this goal, the Department expects each servicer to provide commercially available services that will yield high performing portfolios and high levels of customer satisfaction. The following statements apply: - Servicers will be required to meet all statutory and legislative requirements. - Servicers will use their own discretion in deciding to provide services or business functionality that is recommended but not required. - Servicers may leverage all borrower repayment channels while maintaining existing branding provided all federally held loans are clearly distinguished and identified, and borrowers are directed to make payment directly to the Department via a U.S. Treasury lockbox or electronic payment service. - Small differences due to rounding in various calculations are understood and accepted providing the calculation itself is in compliance with federal regulation. - The Department will allocate volume based on defined and understood performance metrics. - The Department does not intend to provide additional service level requirements. The Department does, however, expect best of business practices to be deployed. - The Department will not require the use of the Department or FSA logo on letters, web sites, etc. - Servicers will have full discretion to promote or not promote services as long as they meet legislative and regulatory requirements and are cost neutral to the Government. - Servicers will have discretion to provide services to schools. - Servicers may use their own authentication process as long as the process is fully compliant with federal IT security guidelines. - With regard to split borrowers, it is acceptable for servicers to handle requests, phone calls, etc. for all loans being serviced by that servicer, regardless of the holder (Federal or Non-Federal), as long as all federal laws and regulations are met. Financial Reporting 1. The servicer shall uniquely identify each specific activity (e.g., Collection of Principal, Collection of Interest, etc.) in the transaction level data. 2. The servicer shall provide required accounting reports. A preliminary list is presented below. a) Trial Balance by Fund & a Working Trial Balance By Fund b) Detailed Trial Balance by Transaction Type c) Sub ledger Reconciliation Reports d) Transaction Tables and mapping (Crosswalk) to the Department’s general ledger system, the Financial Management System (FMS), including transaction descriptions and amount fields. e) Cash Receipt Detail f) Cash Disbursement Detail g) Report of Debts Assigned by Assignor (Lender, GA, Intra-Fund Transfers) All_InitialReq_v21.0 3

Attachment A-1 h) Report of Loans Consolidated (by Fund, Cohort Year, Loan Program Type, Risk Category) i) Report of Loans Rehabilitated (if applicable) j) Loan portfolio performance reports (by Fund, Loan Type, cohort year and risk category). k) Collection Activity Report - The report summarizes by Current Month, Current Quarter, and Year to Date for each Loan Type, the number of loans and the amount of loans for each delinquency stage. l) Loans Transferred to and from the Department’s Default Management Collection System (DMCS)- The report has 3 parts: a. Loans Transferred to DMCS - Displays by transfer date the total number of borrowers, total number of loans, total principal balance at time of transfer, and date DMCS accepts the loans for each weekly transmission to DMCS. b. Rejected and Re-transfer to DMCS - Displays by re-transfer date the total number of loans, total number of borrowers, total principal balance, and date DMCS accepts the loans for each weekly transmission to DMCS. c. Transfers by Loan Type - Displays by transfer date, total number of borrowers, and total number of PLUS, Stafford, and Consolidation. m) DMCS Recall and Rehabilitation Tracking Report - The report displays by month/year the total number of borrowers recalled from DMCS, total number of loans recalled, total number of Rehabilitated loans and borrowers received from DMCS. n) System Balancing Reporting of daily, weekly and monthly activity sent and received with each interfacing partner at the Batch level and at the Transaction Type, Transaction Count, Transaction Amount levels. Reports activity sent and activity received; and balances activity received to activity accepted and rejected. o) Financial Transactions Reconciliation Report of all daily, weekly and monthly transactions posted on the servicing system for each interfacing partner. Displays summary data by financial transaction type, number, and dollar amounts. p) Work in Process Reports of activity received and accepted into the servicing system, but not posted to borrower accounts for each interfacing partner. Displays detail level transactions at the loan level for all financial transactions received but not posted. Includes applicable dollar amounts and reflects aging of each transaction. Reporting can include, but is not limited to, pending disbursements, loan adjustments, consolidation payoffs, etc. (See below for specific unapplied cash reporting). Daily cumulative reporting with the last daily report for the month reflecting the WIP balances as of month end. q) Unapplied Cash Payment Recycle report: Payment and Payment adjustment activity received and accepted into the servicing system but not posted to borrower accounts. Reporting is by payment source (including, but not limited to: lockbox, electronic debit, IPAC, etc.) Displays detail level cash payment and payment return/adjustment transactions at the borrower level and includes All_InitialReq_v21.0 4

Attachment A-1 Treasury document information (schedule number, schedule amount and schedule type) and aging of each transaction. Daily cumulative reporting with the last daily report for the month reflecting the WIP balances as of month end. r) Ad-hoc reporting capability and access for the Department (see “Reconciliations”). Treasury 3. The servicer shall require entities making payments on Government loans (borrowers, lenders, etc) to direct payments to a Treasury designated service including: a) Treasury lockbox b) Pay.gov c) Remittance Express d) IPAC. Note: Receipts must be processed in accordance with guidance provided in Treasury Financial Management (TFM), available at www.fms.treas.gov/tfm/index.htm 4. The servicer shall establish an interface with the Treasury lockbox service for the receipt of payment posting file and returned payments files. 5. The servicer shall establish an interface with Pay.gov for the receipt of ACH debits and credit card payments. 6. The servicer shall establish an interface for Remittance Express (REX) to support receipt of ACH credits. REX provides FSA and the servicer with download capability of an activity file with optional fields for identifying borrower accounts. 7. The servicer shall establish an interface for the receipt and processing of Inter- Governmental Payment and Collection (IPAC) systems payments. IPAC provides FSA and the servicer with download capability of an activity file with optional fields for identifying borrower accounts. 8. The servicer shall post payments to the borrower accounts on the same date of receipt of payment information from Treasury. If the servicer directly receives payments, those payments will be deposited to Treasury on the day of receipt. 9. The servicer shall maintain a recycle or unapplied file of any payment/payment return transactions that cannot be posted to a borrower account. The servicer shall perform due diligence to research payments held in suspense for the purpose of resolving the unposted items including: posting payment to appropriate borrower account; refunding to remitter; or escheatment to Treasury. 10. The servicer shall obtain daily deposit information from Treasury's Ca$hLinkII system to support accounting processes and controls, such as daily and monthly reconciliations. 11. The servicer shall maintain proper controls over payment posting and accounting activities, and perform daily and monthly required reconciliations. 12. Issuance of Refunds - The servicer shall promptly manage credit balance accounts, and other payments and accounts requiring a refund. The Servicer shall process refund transactions to borrowers (borrower overpayments), lenders (such as consolidation overpayments), etc. All_InitialReq_v21.0 5

Attachment A-1 a) The servicer shall establish an interface and process payments refunds via interface via interface with FSA's Financial Management System (FMS) using the FMS standard file format (see FMS Attachment A). b) Batches of refunds shall be subject to FSA review and approval. c) The servicer shall receive and work from a Treasury Confirmation Report available through Treasury's Government-Wide Accounting System (GWA). This confirmation data will be used to provide information to borrower inquiries on refund status. The GWA report confirms the completion of processing on a batch, and provides the first and last check number for the batch. d) The servicer shall receive a report of Treasury Cancellations, maintain cancellation data, and shall provide information for borrower inquiries and support re-issuance of refunds. e) The servicer shall perform due diligence on cancelled refunds, on issuance of validated refunds, and will follow Treasury guidelines for escheatment. f) The servicer shall request FSA to cancel refunds, when appropriate. g) The servicer shall use FSA's student application internet gateway (SAIG) to transmit refund requests to FMS. h) The servicer shall pass Treasury cancellation data to FMS using the FMS standard file format (see FMS Attachment A). Transaction Management 13. The servicer shall establish a system and processes to correctly record all transactions on their database and to post summary transactions to the FSA’s general ledger (FMS) on the same business day they are generated. 14. All servicer transactions shall include all fields as required by FMS and all amounts applicable to each transaction type. 15. All servicer transactions must pass all FMS edits for posting into the general ledger. 16. The servicer shall ensure all transactions are reversible. 17. The servicer shall provide unique transaction reporting for each type of loan activity. 18. All servicer transactions will be accurately translated (mapped) from the Servicer's subsidiary ledger to FSA's general ledger (FMS). 19. The servicer shall maintain both the posting date and effective date of the transactions on their system. 20. The servicer shall provide an audit trail that efficiently links their detailed transactions in the subsidiary ledger to summarized transactions in FSA's general ledger. Transactions must have sufficient audit trail to support efficient tracing. 21. The servicer shall include original Treasury document numbers on applicable transactions, in addition to any system created document numbers (including but not limited to: SF215, SF5515, SF1166, SF1098, and SF1081). The usage of Treasury documents is described on the web site http://fms.treas.gov/index.html. 22. The servicer shall assign and retain the Credit Reform Code (CRC), recording and reporting on all loan related transactions at the CRC level. Federal Credit Reform Act legislation and Treasury guidelines for reporting are described on the web site http://fms.treas.gov/index.html. Appendix A (CRC Codes) of Attachment C (FMS File Layouts) describes how CRC codes are generated. All_InitialReq_v21.0 6

Attachment A-1 Internal Controls 23. The servicer shall incorporate a system of internal controls consistent with federal laws, regulations, policies and authoritative guidance. These laws, regulations, and guidances include, but are not limited to: Federal Financial Management Improvement Act (FFMIA); Federal Managers' Financial Integrity Act (FMFIA); CFO Act; Government Performance and Results Act (GPRA); GAO's Green Book; OMB Circulars A-123, 1-127, and A-130; Joint Financial Management Improvement Program (JFMIP); and Treasury Financial Manual (TFM). 24. The servicer's procedures and systems shall include a system of internal controls that ensures resource use is consistent with laws, regulations and policies; resources are safeguarded against waste, loss, and misuse; and reliable data are obtained, maintained, and disclosed in reports. Appropriate internal controls shall be applied to all system inputs, processing and outputs. Examples of Internal Control Standards to be implemented by the servicer include the following: a) Review and Reconciliation: Records are examined and reconciled to determine that transactions were properly processed and approved. b) Execution of Transactions: Independent evidence is required to be maintained to ensure that authorizations are issued by persons acting within the scope of their authority and transactions conform with such authority. c) Segregation of Duties: Proper segregation of duties is required to exist among functions including: authorization, execution, recording and reviewing transactions, custody of assets, and performing reconciliations. d) Qualified and continuous supervision is required to be provided to ensure that proper internal control is maintained. e) Access to and Accountability for Resources: Access to resources and custody and use of resources is required to be assigned and maintained. 25. The servicer shall provide FSA with supporting documentation for FSA's OMB Circular A-123 annual review, the annual Financial Statement Audit, and other audits and reviews (as further described in the Requirement #29 below on Audit Support Services and in Audit Attachment A, “Audit Support Requirements”). 26. The servicer shall consult with FSA during FSA's OMB Circular A-123 annual review process and for other audits, so that FSA can: (a) maintain its understanding of the servicers controls (in the context of GAO Internal Control Standards and the Committee on Sponsoring Organizations (COSO) control framework), (b) maintain FSA documentation depicting the servicer's controls and process flows (as further described in Requirement #29 below on Audit Support Services and in the attachment, "Audit Support Requirements"), and (c ) maintain FSA's test plan, which will call for the provision of supporting materials from the servicer. 27. The servicer shall be responsible for resolving all deficiencies identified during audits and participating in corrective action plans as needed. 28. The servicer shall provide FSA with support for conducting FSA site visits to servicer centers of operation. The purpose of the site visits will be to enable and enhance FSA's plans for the conduct of its A-123 review. In addition, during the site visit, FSA All_InitialReq_v21.0 7

Attachment A-1 will observe the execution of selected processes for compliance with stated procedures and system function. 29. The servicer shall provide Audit Support Services, upon request, including but not limited to the following audits and reviews. The “Audit Support Requirements” document attached provides additional information on the annual Financial Statement Audit and describes the “Prepared by client” (or PBC) process that will be used by the auditor and/or FSA to submit requests for documentation, data, and/or walkthroughs and for the servicer to fulfill these requests.: a) FSA’s annual Financial Statement audits; b) Assessments of internal controls in accordance with FMFIA and OMB Circular A- 123, Appendix A; c) Program-specific financial and compliance audits conducted by GAO, OIG, and/or OMB; d) FISMA audits; e) Certification and Accreditation reviews; f) Internal reviews; g) Contract oversight activities; and h) Agreed Upon Procedures Audits for Loan Purchase Programs. This support generally includes, but is not limited to: making resources and facilities available, participating in audit planning (such as to determine when resources would be made available and for what purpose), responding to “prepared-by-client” (PBC) requests, reporting status, and remediating deficiencies identified. At a minimum, PBC requests will include: interviews, access to process and system documentation, standard and ad hoc queries and reports, and general questions on processes, systems, data, and/or other matters. 30. The servicer shall meet requirements for a Type II SAS 70 audit. It is anticipated that performance of the Type II SAS 70 audit with an unqualified opinion and submission of the resulting work papers will eliminate or substantially reduce audit work performed by various auditors, internal and external to the Department, as part of the Department-wide and Government-wide annual audits. As part of their contracts with various lenders, servicers also normally have a SAS 70 audit performed annually by a qualified independent auditor. a) For IT controls, the servicer shall supplement the Type II SAS 70 with additional agreed-upon procedures resulting in an audit consistent with GAO’s Federal Information System Control Audit Manual (FISCAM). The results of these procedures should be conducted and reported at least annually, with a year-end of 6/30. Further, the servicer shall provide FSA with a “bridge letter” covering the period from 6/30 to 9/30 indicating no changes to the control environment. b) For operational controls, the servicer shall ensure that the Type II SAS 70 covers all GAO Internal Control Standards or COSO Components (e.g., control environment, risk assessment, control activities, information and communication, and monitoring) for those transactions processed by the servicer. The results of these procedures should be conducted and reported at least semi-annually covering the periods 1/1 – 6/30 and 7/1 – 12/31. All_InitialReq_v21.0 8

Attachment A-1 Accounting 31. The servicer shall create a financial interface between the FSA servicer and FSA Financial Management System (FMS) to provide financial data to FMS on a daily, weekly and monthly basis. a) The data and data layouts to be provided within this interface are described in the FMS Attachment C – FMS File Layouts b) Submission / send rules for these transmissions are: 1. In addition to daily transaction files, servicer shall send weekly (summary) and monthly (interest and adjustment) files to FMS. 2. Servicer shall use secure FSA’s SAIG mailbox to place daily, weekly and monthly files on the FMS server for processing in FMS. 32. The servicer shall conduct accountancy, ensuring that transactions of the servicer’s subsidiary ledger are accurately recorded in the FMS general ledger, to include: a) Managing the accounting transaction processing between the subsidiary ledger and the general ledger. b) Preparing procedural instructions and execution of manual procedures related to the preparation of accounting transactions. c) Reconciling cash, accounts receivable, accounts payable, and other general ledger accounts. d) Correcting all differences between the subsidiary ledger balances and the control account balances in the general ledger. e) Assisting FSA, FMS, and CFO in posting financial data and recommending alternatives to resolve rejected activity and variances. Reconciliations 33. The servicer shall perform reconciliations of balances and activity as requested, that meet the following general requirements: a) Reconciliation activity should demonstrate that all required data is transmitted to the Department and that all omissions, duplications of data, and recording errors are detected and corrected timely. b) All reconciliations and financial accounting will be inclusive of principal, interest and fee amounts. c) Monthly reconciliation between Servicing Trial Balance by Portfolio and FSA’s general ledger (FMS) trial balance for each individual balance sheet account (balances and activity). d) All programs are to be accounted, reported and reconciled individually (distinct portfolios). e) Portfolio balances must be supportable at the loan level. f) Unless otherwise instructed, all reconciliation processes must identify and define specific transactions causing differences. g) Unless otherwise instructed, all requirements apply to each portfolio. h) Monthly reconciliations are due to FSA by the 8th calendar day of the subsequent month. (e.g. Reconciliations for the month of June are due July 8th.) i) Monthly reconciliations require contractor review by at least one level of management. All_InitialReq_v21.0 9

Attachment A-1 j) Monthly reconciliations require the signature of the preparer and reviewer and the date of signatures. k) Signed monthly reconciliations and all necessary supporting documentation are to be provided to FSA in Adobe .pdf format. l) The servicer shall provide reports in the file format requested by FSA. File format types would include, but are not limited to: the Microsoft Office Professional Suite (Excel, Word, Access, etc.), Adobe (.pdf), text (.txt), comma delimited (.csv) etc. m) Daily reconciliations are not standard deliverables to FSA but are considered operational processes and subject to internal control testing. n) Unless otherwise instructed, all reconciling items arising from monthly reconciliations are to be researched and cleared within the month subsequent to the reconciled period. For example, reconciling items for the month of June must be cleared within July. This eliminates repeat reconciling items. o) Unless otherwise instructed, all reconciling items arising from daily reconciliations are to be researched and cleared within 48 hours. p) Daily reconciliations include tracking and resolution of all work in process activity. 34. The servicer shall reconcile loan sales as follows: a) Perform daily 3-way reconciliation between invoice (pre-sale report), Bill of Sale from selling lender, and conversion reports from servicing system. Offeror must be able to produce the reconciliation at the deal, invoice, lender and summary level. b) Perform daily and monthly over/underpayment reconciliation between the Selling lender, servicing system, FMS and Treasury. c) Maintain resulting accounts receivable/accounts payable reconciliation of over/underpayment activity between the Selling lender & FMS. To include: 1. Maintain balance of receivables from sellers and payables to sellers. 2. Invoice sellers for accounts receivables. 3. Process FMS accounts payable refund request to sellers (see Refund Reconciliations for specific requirements). 4. Process overpayment refund collections from Selling lenders. 5. Maintain clear audit trail of overpayment refund transactions processed to Treasury deposits. d) Daily reconciliation to assure that the FMS net funding transactions purchasing loans equal the net loans accepted and either posted or pending posting (traceable in work in process files) to the servicing system by the next day. e) Daily reconciliation of activity sent from sellers to accepted and either posted or pending posting (traceable in work in process files) on the servicing system. 35. The servicer shall reconcile transfers as follows: a) Servicer will provide for loan exchange and reconciliations between servicing system and FSA servicing systems. Servicer will maintain portfolio integrity upon re-entry into the servicing system. b) Perform daily reconciliation on transfers of loans between the Servicing system and each FSA servicing system. All_InitialReq_v21.0 10

Attachment A-1 c) Perform monthly reconciliation of transfers of loans between the servicing system and each FSA servicing system. 36. The servicer shall reconcile cash collections as follows: NOTE: The terms “recycle file”, “suspense account” and “unapplied file” are defined as the transactional level cash payments and payment adjustments received but not posted to borrower accounts on the servicing system. a) Record all incoming check & electronic collections received (deposits) to the cash clearing account (level 1); reverse collection transactions from cash clearing account when posted to borrower accounts (level 2). b) The application process for postable cash payments and payment returns must be completed within 48 hours of collection receipt. c) Reconcile all cash activity to Treasury daily. This includes, but is not limited to: electronic funds transfer (EFT), checks (SF 1166), Intra-governmental Payment and Collection (IPAC) System/SF 1081 payments, internal electronic cash transactions, and any other payments to or deposits with Treasury. d) Perform daily collection reconciliation among the various Treasury receipt channels (i.e. Lockbox, Pay.gov, Remittance Express, and IPAC), servicing system and FMS general ledger. Collection transactions are to be posted to FMS daily. e) Daily reconciliation to ensure Total Cash Received (check and electronic) = (Total Cash Payments Posted to Borrower’s accounts + New Recycle File Items). f) Daily reconciliation to ensure Outstanding Recycle File Balance = Beginning Recycle File Balance + New Recycle File Items - Recycle File Items Posted to Borrower Accts - Refunds of Misdirected Payments - Treasury Escheatment. g) Monthly reconciliation of the Servicer’s unapplied cash payment recycle file balance at the servicing system to the FMS Unapplied Collections general ledger account. h) Monthly reconciliation of Treasury bank statement to FMS and Treasury. 37. The servicer shall reconcile refunds as follows: a) Maintain daily and monthly three-way reconciliation of refund activity among the servicing system, FMS accounts payable system and Treasury. 1. Process overpayment refunds, refund cancellations, and stop payments posted to borrower accounts. 2. Refund transactions processed on the servicing system for misdirected payments. 3. Track and reconcile refund transactions to refund requests (FMS accounts payables) to Treasury confirmations. 4. Track and reconcile refund cancellation transactions processed on servicing to refund reversals in FMS to Treasury cancellations. 38. The servicer shall provide ad hoc reporting tools to support reconciliations: Servicing Trial Balance by Portfolio – using FSA/FMS transactional account mapping, must be capable of producing daily, weekly, ad hoc, and monthly trial balances at a summary and detailed transactional. If multiple databases are employed each database will be reported individually as well as on a consolidated basis. All_InitialReq_v21.0 11

Attachment A-1 39. The servicer shall perform daily, weekly and monthly system balancing of all data transmitted to and from the servicing system. a) Balancing will be done at the transaction type, transaction count and transaction amount(s) levels. b) Balancing will ensure data sent = data received; and data received will = the sum of data accepted and rejected. c) Rejected data will be researched, resolved/resent by the originating system. Additional Reporting 40. The servicer shall provide a data file (daily for the previous day’s activity, monthly for previous month's activity) to FSA containing standard data elements needed for additional financial and portfolio analysis. FSA will determine the type of file, transfer specifications, and specific data elements to be included in the file. 41. The Servicer shall ensure that the balances reported to FSA within the daily/monthly data files reconcile to the balances reported in the Servicer’s servicing system as well as to the Servicer’s FMS accounting interface file. 42. The servicer shall provide reasonable additional support as needed (e.g., data files, reports, source documents) to substantiate reported activity and balances. Security 43. The Servicer shall restrict access to FSA held loans being serviced from all other loans on their system. Access must be limited to personnel who have obtained proper clearances and who are specifically authorized to view or perform transactions and services on loans held by FSA. 44. The servicer shall provide previous security information from the past three years to include a discussion of security incidents; and audits like SAS 70s, Sarbanes Oxley reviews, independent security assessments, risk assessments, and/or internal reviews along with the applicable remediation plans. 45. The servicer shall provide its system's most current vulnerability scan results, and remediation plan. 46. The servicer shall provide existing security documentation like its security organizational structure, its system's boundary, existing security policy, procedures, and plans. 47. The servicer shall complete personnel background screening requirements ASAP. a) All personnel are required to complete a federal background clearance based on their position risk level. Background clearances are submitted on line via Office of Personnel Management (OPM)'s Electronic Questionnaire for Investigations Process (e-Qip). Contractor employees who have undergone appropriate personnel security screening for another federal agency may submit proof of personal security screening for validation. (Attached Security Attachment A - Department of Education's Directive for Contractor Employee Personnel Security Screenings.) b) Preliminary clearances must be completed for high-risk positions prior to working on Federal Student Aid systems or data (This process can take 2-6 weeks). All_InitialReq_v21.0 12

Attachment A-1 Moderate and low risk positions must submit background clearance paperwork prior to working on Federal Student Aid computer resources. c) Non-U.S. Citizen may be assigned to a High Risk IT (6C) level position, provided: he/she is a Lawful Permanent Resident of the United States and has resided continuously in the United States for a minimum of three (3) years. Non-U.S. Citizens living outside of the United States cannot have the capability to access Federal Student Aid systems or data. 48. The servicer shall complete a self-assessment of it's system and facilities based on NIST SP 800-53 controls, identify security deficiencies/gaps, and create a remediation plan for the identified deficiencies. 49. The servicer shall agree to provide support for all actions required for a formal security authorization and continuous monitoring program as defined by NIST SP 800-37. 50. The servicer shall create a project plan that they will follow to develop a NIST SP 800-18 compliant System Security Plan created in the Department of Education format. 51. The servicer shall bundle the requested information in requirements 39 - 45 above as attachments to a discussion document that provides a discussion for each requirement and artifact submitted. The cover page for this package will include a self-certification document identifying the system's security posture to include its overall security risk. The cover page will be signed by the servicer's senior security official and program manager attesting that the information within the package is accurate. NSLDS 52. The servicer shall report in the same format as a Guaranty Agency (GA) for all loans serviced for Federal Student Aid by creating an NSLDS data base extract file containing FFEL loans and transmit the FFEL Loans data to NSLDS using the reporting requirements detailed in the GA Data Provider Instructions with minimal differences. The Servicers will be provided a GA and Lender Code to be associated with each loan. The Servicers will report the date of default and loan status for default as day 271, using NSLDS loans status fields. The Cohort Default Rate date will be reported at day 361, using the NSLDS Claim Payment fields. A list of these filed changes will be provided. The GA Data Provider Index of fields that are required of the FFEL servicers in addition to more information on Guaranty Agency Data Provider Instructions can be found at the GA DPI Link (http://ifap.ed.gov/nsldsmaterials/0605DPInstNSLDS.html). 53. The servicer shall use the NSLDS provided DataPrep software (or equivalent) to perform Extract Validation and create a Submittal file. 54. The servicer shall send the submittal file to NSLDS on an established weekly schedule. 55. Once loans have been reported, the servicer shall report to NSLDS all FFEL open loans. Closed loans must be continually reported until closed status is successfully accepted by NSLDS. This includes loans that are closed prior to initial NSLDS reporting. All_InitialReq_v21.0 13

Attachment A-1 56. The servicer shall retrieve the Load Process Error file from NSLDS for each submittal. The servicer must review errors and correct as many as possible before the next weekly submittal. 57. The servicer shall identify when key borrower indicators have change and report on both the old data and the new data. 58. The servicer shall work with other data providers—including other GAs, the Direct Loan Program, the Debt Management Collection System, Perkins schools, and the Common Origination Disbursement System—to resolve identifier conflicts including assigning pseudo SSNs where appropriate (see NSLDS DPI). 59. The servicer shall update date, amount and reason for defaults based on current default criteria if the loans are transferred to DMCS or CDDTS. Once a loan has transferred to DMCS or CDDTS, stop reporting on the loan unless it is transferred back. When transferring loans the borrower and loan identifiers must be the same identifiers reported to NSLDS. For Rehabilitated Loans, the Date or Maturity should not change. 60. The servicer shall report as a GA for all loans serviced for Federal Student Aid. 61. The servicer shall utilize NSLDS on-line updating functionality to resolve customer service issues and to report loan discharge and Teacher Loan Forgiveness information. 62. The Servicer shall transmit data to and from NSLDS via the Student Aid Internet Gateway (SAIG) or other approved secure transmission methods. Additional information on SAIG transmissions can be found at https://www.fsadownload.ed.gov/mainframeguide.htm. 63. The servicer shall meet NSLDS reporting requirements and quality standards. All data submitted to NSLDS must be as complete and correct as possible. 64. The servicer shall accept and store enrollment data and updates from NSLDS as the official source of such data. 65. The servicer shall continue to follow Common Manual Delinquency reporting to schools. 66. The servicer shall provide additional data elements to the re-engineered NSLDS. These elements will include, but not be limited to: delinquency data, discharge data, forgiveness data, and school/ISIR data. This data has been worked through the community on the FFEL Data Standards Team and can be found online. 67. The servicer shall work with FSA data providers on changes to interfaces as re- engineering projects occur. 68. The servicer shall accept a file from NSLDS when receiving loans from DMCS and CDDTS in order to update the records with missing data elements. Unique Client/Lender Requirements for Federally Serviced Portfolio 69. The servicer shall use the client name Department of Education for this portfolio. 70. The servicer shall use the Government assigned client LID for this portfolio. 71. The servicer shall use the Government assigned Guarantor Code for this portfolio. 72. Each servicer will be assigned a unique code. All_InitialReq_v21.0 14

Attachment A-1 73. The servicer shall maintain unique standard reporting for loans within each Program (i.e. 08/09 Loan Purchase Program, Puts from 08/09 Participation Program, 09/10 Loan Purchase program, Conduit, Direct Loan, etc.) 74. The servicer shall process refunds via Treasury checks. Refunds are required for overpayments greater than or equal to $5.00. 75. The servicer shall perform small balance processing as follows: a) Overpaid Amount – Small balance write-ups of overpaid balances less than $5.00. b) Underpaid Amount – Small balance write-off of underpaid balances less than $25.00. 76. The servicer shall have the ability to charge late charges, but no assessment of late charges on loans in the ED portfolio is to be assessed at this time. 77. The servicer shall have the ability to charge other fees (i.e. NSF), but no charges for other fees on loans in the ED portfolio are to be assessed at this time. 78. The servicer shall have the ability to support borrower benefit plans required by each loan purchase (PUT) program. 79. 799/LARS reporting is not required for ED portfolio. 80. The servicer shall have the ability to perform collection and due diligence activities "as required by legislation and/or regulations." Servicers will be required to provide collection and default aversion activity on loans serviced under this contract as long as the loan remains on the servicer’s system. If a borrower reaches the 360 days delinquent, the servicer will be required to transfer the loan to the DMCS. a) The servicer shall send and electronic transfer file to DMCS with required information about the defaulted borrower and the defaulted loan. b) The servicer shall provide access to all required collateral information for the defaulted loan. c) The servicer shall accept and resolve rejected records received from DMCS. 81. The servicer shall process discharge transactions with required supporting documentation following the required regulatory guidelines. The servicer is required to facilitate the timely and accurate processing of discharge requests by ensuring that complete loan discharge documentation for the individual is submitted. The servicer is also required to make a determination based on complete loan discharge documentation and applicable guidelines. Depending on the discharge type, the Department reviews discharge decisions through a sampling methodology or conducts a complete review. 82. The servicer shall transfer loans to the Conditional Disability and Discharge System once loans have been determined as eligible to be transferred. 83. The servicer shall obtain school information needed from the Postsecondary Education Participants System (PEPS). 84. The servicer shall be prepared to provide procedure and/or training materials when requested by ED. ED may review these documents to ensure regulatory and legislative requirements are met. 85. The servicer shall be required to transfer loans to, or accept loans from, another servicer at the request of ED. All_InitialReq_v21.0 15

Attachment A-1 86. The servicer shall provide access to account level information and collateral for all federally held loans using technology supported by ED (web-based, terminal emulation, etc.). Loan Conversion The loan conversion process occurs when a seller requests ED to purchase loans, and ED validates the seller’s approval to participate, checks the eligibility of the loans, provides payment to the seller, and takes ownership of the loans as federally held assets. Below are the requirements a servicer must complete in addition to the existing requirements to service an FFEL loan: 87. The servicer shall create and maintain a Loan Purchases Tracking Log - to include: Checklist of loan purchase activities, status of activities, and loan counts/amounts. SEE Conversion ATTACHMENT A – Sample of Loan Purchases Tracking Log. 88. The servicer shall provide Loan Purchases Tracking Log to FSA, CFO, and OCFO on a periodic basis. 89. The servicer shall accept 45-day notices submitted by sellers via email. SEE Conversion ATTACHMENT B – Sample of 45 Day Notice. 90. The servicer shall inform FSA when a 45-day notice has been received. 91. The servicer shall send an acknowledgement of receipt of the 45 Day notice to the Seller via email. 92. The servicer shall validate, with FSA contact, the status of the seller’s Master Loan Sales Agreement (MLSA). 93. The servicer shall notify seller if any additional MSLA approvals or documentation are needed for the sale and schedule the sale date with the seller's Servicer. 94. The servicer shall notify FSA of the status of the MLSA package, if necessary. 95. The servicer shall perform testing of the loan conversion transfer file process with sellers. SEE Conversion ATTACHMENT C – Sample of a loan conversion transfer file layout. 96. The servicer shall receive loan conversion transfer file from the seller via FTP or other approved transfer method. 97. The servicer shall review the loan conversion transfer file and notify FSA, CFO, OCFO of differences between the 45-day notice and loan conversion file as needed. 98. The servicer shall perform edits on the loan conversion transfer file. Note: edits may vary based on purchase program. 99. The servicer shall prepare report identifying any errors with the loan conversion file and/or any loans not eligible for sale. 100. The servicer shall provide results of edit errors to the seller, FSA, and designated parties. The servicer shall work with the seller to resolve errors. 101. The servicer shall send an acknowledgement of receipt of the 45 Day notice to the Seller via email." 102. The servicer shall work with the Seller to confirm sales parameters, including but not limited to: a) Identify any loans in the sale have any liens on them. All_InitialReq_v21.0 16

Attachment A-1 b) Identify if the loans are part of a Put from Participation or a straight Put to the Department. c) Identify timing for receipt of Loan Conversion Transfer file from the Servicer, if needed. 103. The servicer shall calculate pre-sale totals and final purchase price after errors have been resolved. 104. The servicer shall create a pre-sale detail loan report including loan details for all loans included in the sale. SEE Conversion ATTACHMENT D – Sample of pre-sale detail loan report. 105. The servicer shall transmit pre-sale detail loan schedule to seller for validation by seller. 106. The servicer shall create invoice total file and submit to SAIG mailbox to be 'swept' by FSA CFO. SEE ATTACHMENT Conversion E – Invoice total file layout. 107. The servicer shall receive Bill of Sale and related documents. SEE Master Loan Sale Agreement – Exhibit B – Sample of Bill of Sale. 108. The servicer shall validate Bill of Sale package is authorized and complete. 109. The servicer shall validate Schedule and Security Release Certificate (SRC) has been received if loans are subject to a security lien. SEE Master Loan Sale Agreement – Exhibit E – Sample of Schedule and SRC. 110. The servicer shall flag loans subject to a security lien in Tracking Log. 111. The servicer shall accept Notice of Assignments from seller and notify FSA that payment will be sent to designee if a Notice of Assignment is received. SEE Conversion ATTACHMENT F – Sample of Notice of Assignment. 112. The servicer shall compare FSA Servicer pre-sale totals to seller's pre-sale detailed listing of loans sold - identify and resolve differences. 113. The servicer shall request seller to provide updated Bill of Sale documents as needed. 114. The servicer shall validate FSA approves/disapproves invoice of payment. 115. The servicer shall process the loan sale transaction on servicing system when notified payment has been made. Loans now reside on FSA Servicer's system. 116. The servicer shall reconcile the Servicing System balance and activity to FMS for each purchase deal. Resolve and differences and provide the reconciliation to FSA. 117. The servicer shall reconcile the Servicing System balance and activity to FMS on a monthly basis. Resolve and differences and provide the reconciliation to FSA. 118. The servicer shall receive collateral documentation and review for completeness. 119. The servicer shall identify and notify seller of missing collateral documentation, work with seller to obtain required documentation. 120. The servicer shall notify FSA of receipt of collateral and completeness of documentation. 121. The servicer shall provide storage for, and access to, collateral documentation. 122. The servicer shall accept, edit and process loan adjustment files from Servicer after close of sale. 123. The Servicer shall coordinate with the Seller to receive and process any sales transition and post sale transactions, including but not limited to, borrower All_InitialReq_v21.0 17

Attachment A-1 payments, loan cancellations, school refunds, NSF transactions for loans purchased by the Department. 124. The Servicer shall provide a process to Put any ineligible loans back to the Seller, as needed (process "Unput" transactions). All_InitialReq_v21.0 18

Attachment A-2

Additional Servicer
INTERMEDIATE
Requirements

All_IntermediateReq_v6.0

All_IntermediateReq_v6.0 1

Attachment A-2

Additional Servicer – Intermediate Requirements

Required by 3/31/10 unless otherwise noted

TABLE OF CONTENTS

General Statement....3
Financial Reporting....4
Treasury....4
Transaction Management....5
Internal Controls....5
Accounting....5
Reconciliations....5
Additional Reporting....5
Security....6
NSLDS....10
Additional Requirements for Federally Held Portfolio....10
Loan Conversion....11
Records Management....11

AII_IntermediateReq_v6.0 2

Attachment A-2 General Statement It is the intent of the Department to procure a performance based contract(s) that promotes competition and provides best of business services. To achieve this goal, the Department expects each servicer to provide commercially available services that will yield high performing portfolios and high levels of customer satisfaction. The following statements apply: - Servicers will be required to meet all statutory and legislative requirements. - Servicers will use their own discretion in deciding to provide services or business functionality that is recommended but not required. - Servicers may leverage all borrower repayment channels while maintaining existing branding provided all federally held loans are clearly distinguished and identified. - Small differences due to rounding in various calculations are understood and accepted providing the calculation itself is in compliance with federal regulation. - The department will allocate volume based on defined and understood performance metrics. - The Department does not intend to provide additional service level requirements. The Department does, however, expect best of business practices to be deployed. - The Department will not require the use of the Department or FSA logo on letters, web sites, etc. - Servicers will have full discretion to promote or not promote services as long as they meet legislative and regulatory requirements and are cost neutral to the government. - Servicers will have discretion to provide services to schools. - Services may use their own authentication process as long as the process is fully compliant with federal IT security guidelines. - With regard to split borrowers, it is acceptable for servicers to handle requests, phone calls, etc. for all loans being serviced, regardless of the holder as long as all federal laws and regulations are met. All_IntermediateReq_v6.0 3

Attachment A-2 Financial Reporting The following Financial Reporting Requirements are required to be implemented by September 30, 2009: 1. The servicer shall produce the Treasury Report on Receivables (TROR), for each portfolio, on a monthly basis. The report must meet all Treasury/FMS guidance (See Treasury attachments A & B). The TROR must also: a. Be provided in Microsoft Excel Format; b. Be provided for the previous month by the 8th business day of the current month; c. Include all supporting data / documentation. The supporting documentation must also be provided for the previous month (e.g., aging information, status information, etc.) in Microsoft Excel format, by the 8th business day of the current month. 2. The servicer shall provide all remaining required accounting reports. a. Consolidating Trial Balance (All Funds) b. Monthly & Annual Sub ledger Reports (to include Closing reports) c. Accounting Distribution Reports d. Specific Collection Reports (e.g. Lockbox, ACH Credits, ACH Debits, Web payments, Credit Cards, etc.) e. Receivable Aging Reports (by Fund, Cohort Year, Loan Program Type, Risk Category) f. Loan Portfolio Analysis g. SF-224 for cash transactions with Treasury ED Form h. Trial balance reports indicated under Reconciliation i. Loan portfolio performance reports (by Fund, Loan Type, cohort year, & Risk Category) j. Others as determined Treasury In 2010, Treasury will implement the Transaction Reporting System (TRS). TRS will be a centralized repository of detailed collection transaction information. TRS will provide integrated transaction and deposit reporting of revenue activity across all collection systems. Therefore, the servicer will be required to migrate its data recipient interfaces for the Lockbox (checks and ACH credits), Pay.gov (ACH debits and credit card payments), and CA$HLINKII (which reports detail for ACH credits that are not processed via the lockbox servicer, and reports summary for all deposits from all sources) to TRS. This requirement is estimated to be effective by September 30, 2010. Treasury’s web site contains further information on the TRS project at http://www.fms.treas.gov/trs/index.html. All_IntermediateReq_v6.0 4

Attachment A-2 Transaction Management NO Additional Requirements beyond the Initial Requirements Internal Controls 3. Effective from the first government fiscal year of operations (i.e., as of 9/30/2009), the servicer shall develop and execute the following reports in response to financial statement audit “Prepared-by-Client” (PBC) data requests or as requested by management to support other audits or reviews: a. Collections Download b. Write-Offs activity – Download Requirements & Documentation Requirements c. Download of Transfers activity to DCMS d. Additional work products to support responses to auditor inquiries and requests ** Refer to the FMS_Attachment_D document attached for additional details on these requirements. 4. The Servicer shall provide support to FSA in compliance with OMB Circular A-123, Appendix C, which incorporates the Improper Payments Information Act of 2002 (IPIA). Accounting NO Additional Requirements beyond the Initial Requirements Reconciliations 5. The servicer must demonstrate that all data transfers (e.g., interfaces, files) are balanced across systems and reconciled at the transaction and balance level and all exceptions noted are aged and resolved timely. The servicer shall report aging of reconciling items on all reconciliations. The servicer shall resolve errors and/or variances timely, generally within one month. Additional Reporting 6. The Servicer shall provide a Disbursement Date Change (Cohort Year) Report (required to be implemented by September 30, 2009) - The report All_IntermediateReq_v6.0 5

Attachment A-2 displays all disbursement date changes after each quarter end that crossed cohort years. It displays the Account Number, Loan Identification Number, Principal Balances Outstanding, Interest Receivable Balances, Principal Paid, and Interest Paid. 7. The servicer shall support the FSA implementation of a ‘Data Warehouse’ including the conversion of the daily/monthly file transfers to the warehouse. FSA will determine the type of file, transfer specifications, and specific data elements to be included in the file. Security Federal Student Aid agrees with the Office of Management and Budget (OMB) and Congress that the security of its data and IT resources is one of our highest priorities. Recognizing the need for agencies to have effective information security programs, Congress passed the Federal Information Security Management Act (FISMA) of 2002. FISMA provides the overall framework for ensuring the effectiveness of information security controls that support federal computer operations and assets. FISMA requirements apply to all federal contractors and organizations or sources that possess or use federal information or that operate, use, or have access to federal information systems on behalf of an agency. FISMA mandates the use of the standards created by the National Institute of Standards and Technology (NIST). and Federal Student Aid has adopted those standards and guidance for securing its information technology resources. Federal Student Aid security requirements indicated below ensure the confidentiality, integrity and availability of its data at a high level. System controls need to be tested and system documentation reviewed using an independent source. If adequate security is in place, Federal Student Aid will provide a formal security authorization to operate (ATO). Additional detailed requirements can be found in NIST security standards, special publications, and bulletins; OMB memorandums; and the Department of Education (DoED) policies and procedures. The primary document Federal Student Aid uses to identify and implement controls is NIST SP 800-53. The latest version of this guidance can be found at: http://csrc.nist.gov/publications/nistpubs/800-53-Rev2/sp800-53-rev2- final.pdf Personnel 8. All personnel are required to complete a federal background clearance based on their position risk level. Background clearances are submitted on line via Office of Personnel Management (OPM)’s Electronic Questionnaire for Investigations Process (e-Qip). Contractor employees who have undergone appropriate personnel security screening for another All_IntermediateReq_v6.0 6

Attachment A-2 federal agency may submit proof of personal security screening for validation. (Attached: Department of Education’s Directive for Contractor Employee Personnel Security Screenings) 9. Preliminary clearances must be completed for high-risk positions prior to working on Federal Student Aid systems or data (This process can take 2- 6 weeks). Moderate and low risk positions must submit background clearance paperwork prior to working on Federal Student Aid computer resources. 10. Non-U.S. Citizen may be assigned to a High Risk IT (6C) level position, provided: he/she is a Lawful Permanent Resident of the United States and has resided continuously in the United States for a minimum of three (3) years. Non-U.S. Citizens living outside of the United States cannot have the capability to access Federal Student Aid systems or data. 11. All personnel are required to successfully complete initial security awareness training within two weeks of employment and annual refresher training. The training can be completed on line using DoED’s security training program. 12. Annual specialized training is required that is appropriate to job function. Facility 13. Data Centers supporting Federal Student Aid systems are required to have controlled access with working security cameras.. 14. Data center access control lists must be kept current. . 15. Visitors must be logged and escorted at all times. 16. Power equipment and power cabling for the information system must be protected from damage and destruction. Facility failover power and lighting are required for emergencies. 17. The facility must employ and maintain fire suppression and detection, water damage controls, and temperature and humidity controls. 18. Alternate data center worksites are required to have the same protections as the primary data center site. Telecommunications 19. Data transfers of PII or other sensitive information must be encrypted using NIST certified encryption methods (see NIST standard, FIPS 140-2) 20. All interconnections must be documented and have an Interconnection Security Agreement in place. (see NIST SP 800-47) 21. Wireless communication containing Federal Student Aid information is not permitted within the data center. 22. The Federal Student Aid System Security Officer must approve all remote access. Contingency Planning and Recovery 23. A contingency / disaster recovery plan is required to provide continued operational service within 72 hours of a major catastrophe. All_IntermediateReq_v6.0 7

Attachment A-2 24. Contingency plans must be tested at a recovery site annually using both DoED and Contractor personnel. 25. The recovery site(s) must be geographically separated from the production site(s). 26. Data sanitation at the recovery site is required after testing. (see NIST SP 800-88) 27. System backups must be encrypted and kept at an alternate location with secured access. Sensitive backup tapes must be marked and have a secure transfer. (Attached: Federal Student Aid’s General Support System and Major Application Backup Media Handling Policy & Procedures) Risk Management 28. Annual self-assessment of security controls is required. . 29. Independent risk assessments will be completed prior to system’s operation and then reassessed at a minimum of every three years. 30. Independent security controls assessment will be completed. 31. All identified vulnerabilities and security weaknesses will be captured and corrective actions tracked through Federal Student Aids Operational Vulnerability Management Solution (OVMS). Security remediations must be implemented to correct security deficiencies and appropriate evidence must be provided to close actions. 32. Contractors will make themselves and the site available for security audits and control assessments. This includes interviews with key security staff, data gathering and submissions, scanning support, and escort activities. 33. Federal Student Aid will have the right to test controls through independent scanning within the boundaries of the Federal Student Aid system and by other means like interviews, observations, and to document reviews. Security Documentation 34. The contactor will develop, implement, and maintain a current system security plan (SSP) for the information system to provide an overview of the security requirements for the system and a description of the security controls in place or planned for meeting those requirements. Designated officials within Federal Student Aid will review and approve the plan. (see NIST SP 800-18) 35. A contingency plan must be created, approved, and tested annually. 36. A configuration management plan must be created, approved, and implemented. 37. Documented system boundaries are required. A documented inventory of hardware and software utilized, telecommunication interconnections and a network topology are required. (Attached: Federal Student Aid’s Boundary Definition template). 38. System access authorizations and signed rules of behavior must be maintained. All_IntermediateReq_v6.0 8

Attachment A-2 39. Plans of Actions and Milestones that address security remediations are maintained in Federal Student Aid’s Operational Vulnerability Management Solution. Security Monitoring and Detection 40. Network intrusion detection systems (NIDS) and host-based intrusion detection systems (HIDS) are configured appropriately and continuously monitored and updated if necessary. 41. Systems will have appropriate auditing capabilities enabled. 42. System logs are to be analyzed for suspicious activity. Logs will be made available to Federal Student Aid upon request. 43. Compliance monitoring established for configuration settings. 44. Routine network and database scans are scheduled. The scan results are analyzed and vulnerabilities identified. The identified vulnerabilities and actions taken will be documented in OVMS. 45. Scans that identify web vulnerabilities will be completed. Scan results will be provided to FSA upon request. The identified vulnerabilities and actions taken will be documented in OVMS. 46. Security remediations must be implemented to correct security deficiencies and appropriate evidence must be provided to close actions. Incident Response 47. Contractor must maintain an incident response plan that correlates to the DoED plan. 48. Compromises of personal identifiable information (PII) must be reported immediately so that the Department can comply with its reporting requirements to report to U.S. Computer Emergency Readiness Team (CERT) within one hour of the incident. 49. Contractor must preserve evidence and allow external forensic analysis either on-site or through shipment of components. 50. Contractor must take appropriate actions for alerts and warnings provided by DoED or through other sources. Contractor will report status of their actions as requested. Security Configurations 51. Federal Student Aid data must be segregated from non-Federal Student Aid data. 52. Security patches must be kept current and appropriately tested prior to moving into production. 53. Server and device security configurations must be maintained in accordance with NIST security configuration standards (See: http://checklists.nist.gov/). 54. Passwords must meet Federal Student Aid’s password standards. (Attached: Federal Student Aid’s Password Parameters Policy & Procedures) All_IntermediateReq_v6.0 9

Attachment A-2 55. Change control management procedures must be documented and followed. 56. Federal Student Aid must approve system changes prior to production implementation. 57. Data will be safeguarded commensurate with the highest categorization level based on FIPS 199. Access Control 58. Federal Student Aid must approve all access to Federal Student Aid data and all contractor access that can affect any component within the system’s boundary. 59. Application access reports need to be sent quarterly to Federal Student Aid for certification of access. 60. A listing of IT personnel responsible for operations and maintenance of any Federal Student Aid system must be provided on a quarterly basis to FSA for certification of access. 61. Access must be restricted based on least privilege. Role based access controls should be defined and documented. NSLDS 62. The Servicer shall provide the National Student Loan Clearinghouse monthly updates to their federally serviced portfolio. National Student Clearinghouse (NCS) will provide weekly updates to NSLDS for all FFEL and DL loans in the FSA portfolio. NSLDS will provide the servicer with weekly enrollment data that include NSC updates. Additional Requirements for Federally Held Portfolio 63. The servicer shall receive collateral in imaged and paper format and if received in paper format image it should be imaged in a format that can be ported easily to another system (Non-proprietary) 64. The servicer shall verify collateral for all loans received in a sale within 45 days and if any collateral is missing the missing collateral will be obtained from the seller. 65. The servicer shall provide for FSA access to the imaging and serving system to view images, make annotations on borrower accounts and have complete access to view FSA data. 66. The servicer shall provide a means for FSA to make a final determination on eligibility of borrowers for entitlements, such as discharge due to Closed School, Death, etc., and compromise offers. 67. The servicer shall report loans to NSLDS and credit bureaus. 68. The servicer shall cancel loans and make all financial adjustments when needed. 69. The servicer shall place loans, where the borrower has applied for bankruptcy, into a bankruptcy status, prepare a Proof-of-Claim and All_IntermediateReq_v6.0 10

Attachment A-2 provide any additional support needed to defend the loan against bankruptcy discharge. 70. The servicer shall accurately prepare and respond to control correspondence (correspondence sent to FSA from the White House, Congress, and other high government officials) and meet control turnaround times established by the U.S. Department for FSA. 71. The servicer shall respond to written and email questions and requests timely and accurately. 72. The servicer shall respond and resolve customer complaints; and create and execute a plan to escalate complaints to FSA and the Ombudsman. 73. The servicer shall have the ability to provide borrower interest rate discounts and assess late fees if directed to do so by FSA. 74. The servicer shall accurately and timely complete and return Loan Verification Certificates received from consolidating lenders. 75. The servicer shall assign loans to DMCS for collection once they reach 360 days delinquent. If a loan is assigned in error the loan will be reinstated onto the servicer’s system. 76. The servicer shall have the ability to accept and service loans that undergo rehabilitation from the DMCS. 77. The servicer shall provide FSA the ability to monitor phone calls remotely. 78. The servicer shall support quarterly monitoring reviews completed by FSA. 79. The servicer shall support annual program compliance reviews done by FSA, or by an agent of FSA. Loan Conversion NO Additional Requirements beyond the Initial Requirements Records Management 80. The Servicer shall comply with all of the following standard items related to records management: a. Citations to pertinent laws, codes and regulations such as 44 U.S.C chapters 21, 29, 31 and 33; Freedom of Information Act (5 U.S.C. 552); Privacy Act (5 U.S.C. 552a); 36 CFR Part 1222 and Part 1228. b. Contractor shall treat all deliverables under the contract as the property of the U.S. Government for which the Government Agency shall have unlimited rights to use, dispose of, or disclose such data contained therein as it determines to be in the public interest. All_IntermediateReq_v6.0 11

Attachment A-2 c. Contractor shall not create or maintain any records that are not specifically tied to or authorized by the contract using Government IT equipment and/or Government records. d. Contractor shall not retain, use, sell, or disseminate copies of any deliverable that contains information covered by the Privacy Act of 1974 or that which is generally protected by the Freedom of Information Act. e. Contractor shall not create or maintain any records containing any Government Agency records that are not specifically tied to or authorized by the contract. f. The Government Agency owns the rights to all data/records produced as part of this contract. g. The Government Agency owns the rights to all electronic information (electronic data, electronic information systems, electronic databases, etc.) and all supporting documentation created as part of this contract. Contractor must deliver sufficient technical documentation with all data deliverables to permit the agency to use the data. h. Contractor agrees to comply with Federal and Agency records management policies, including those policies associated with the safeguarding of records covered by the Privacy Act of 1974. These policies include the preservation of all records created or received regardless of format [paper, electronic, etc.] or mode of transmission [e-mail, fax, etc.] or state of completion [draft, final, etc.]. i. No disposition of documents will be allowed without the prior written consent of the Contracting Officer. The Agency and its contractors are responsible for preventing the alienation or unauthorized destruction of records, including all forms of mutilation. Willful and unlawful destruction, damage or alienation of Federal records is subject to the fines and penalties imposed by 18 U.S.C. 2701. Records may not be removed from the legal custody of the Agency or destroyed without regard to the provisions of the agency records schedules. j. Contractor is required to obtain the Contracting Officer's approval prior to engaging in any contractual relationship (sub-contractor) in support of this contract requiring the disclosure of information, documentary material and/or records generated under, or relating to, this contract. The Contractor (and any sub-contractor) is All_IntermediateReq_v6.0 12

Attachment A-2 required to abide by Government and Agency guidance for protecting sensitive and proprietary information. All_IntermediateReq_v6.0 13

Attachment A-2 Additional Information regarding records management: Extract from 36 CFR Part 12, regarding records management responsibilities of contractors. §1222.48 Data created or received and maintained for the Government by contractors. (a) Contractors performing Congressionally mandated program functions are likely to create or receive data necessary to provide adequate and proper documentation of these programs and to manage them effectively. Agencies shall specify the delivery of the Government of all data needed for the adequate and proper documentation of contractor-operated programs in accordance with requirements of the Federal Acquisition Regulation (FAR) and, where applicable, the Defense Federal Acquisition Regulation Supplement (DFARS). (b) When contracts involve the creation of data for the Government's use, in addition to specifying a final product, agency officials may need to specify the delivery of background data that may have reuse value to the Government. Before specifying the background data that contractors must deliver to the agency, program and contracting officials shall consult with agency records and information managers and historians and, when appropriate, with other Government agencies to ensure that all agency and Government needs are met, especially when the data deliverables support a new agency mission or a new Government program. (c) Deferred ordering and delivery-of-data clauses and rights-in-data clauses shall be included in contracts whenever necessary to ensure adequate and proper documentation or because the data have reuse value to the Government. (d) When data deliverables include electronic records, the agency shall require the contractor to deliver sufficient technical documentation to permit the agency or other Government agencies to use the data. (e) All data created for Government use and delivered to, or falling under the legal control of, the Government are Federal records and shall be managed in accordance with records management legislation as codified at 44 U.S.C. chapters 21, 29, 31, and 33, the Freedom of Information Act (5 U.S.C. 552), and the Privacy Act (5 U.S.C. 552a), and shall be scheduled for disposition in accordance with 36 CFR part 1228. 36 CFR Part 1228, Subpart K - Facility Standards for Records Storage Facilities. NARA requires that the requirements of Subpart K be incorporated into the contract requirements when records storage facilities are included in the contract. This covers direct contracts with commercial storage vendors such as Iron Mountain; it also covers contractors who store ED records as part of a larger service contract. http://www.archives.gov/about/regulations/part-1228/k.html All_IntermediateReq_v6.0 14

Attachment A-3 Additional Servicer FULL Requirements Full_Req_v6.0 Full_Req_v6.0 1

Attachment A-3 Additional Servicer – FULL Requirements Required by 8/31/10 unless otherwise noted TABLE OF CONTENTS General Statement ........................................................................................... 3 Direct Loans ...................................................................................................... 4 Full_Req_v6.0 2

Attachment A-3 General Statement It is the intent of the Department to procure a performance based contract(s) that promotes competition and provides best of business services. To achieve this goal, the Department expects each servicer to provide commercially available services that will yield high performing portfolios and high levels of customer satisfaction. The following statements apply: - Servicers will be required to meet all statutory and legislative requirements. - Servicers will use their own discretion in deciding to provide services or business functionality that is recommended but not required. - Servicers may leverage all borrower repayment channels while maintaining existing branding provided all federally held loans are clearly distinguished and identified. - Small differences due to rounding in various calculations are understood and accepted providing the calculation itself is in compliance with federal regulation. - The department will allocate volume based on defined and understood performance metrics. - The Department does not intend to provide additional service level requirements. The Department does, however, expect best of business practices to be deployed. - The Department will not require the use of the Department or FSA logo on letters, web sites, etc. - Servicers will have full discretion to promote or not promote services as long as they meet legislative and regulatory requirements and are cost neutral to the government. - Servicers will have discretion to provide services to schools. - Services may use their own authentication process as long as the process is fully compliant with federal IT security guidelines. - With regard to split borrowers, it is acceptable for servicers to handle requests, phone calls, etc. for all loans being serviced, regardless of the holder as long as all federal laws and regulations are met. Full_Req_v6.0 3

Attachment A-3 Direct Loans 1. The servicer shall meet all legislative and regulatory requirements for the Direct Loan program (DL). In some cases Direct Loans will need to be serviced differently than FFEL loans, a few examples of these differences are listed below (not an all inclusive list): a. The interest rate for a Federal Direct PLUS loan is fixed at 7.9% for loans first disbursed after July 1, 2006. b. Public service loan forgiveness is only offered in the DL. c. There are two repayment plans unique to the DL: Income Contingent Repayment (ICR) and the Alternative Repayment. d. DL provides a 0.25% interest rate reduction for borrowers making payments through electronic debit accounts. e. As of July 1, 2009 the up front interest rebate for direct subsidized and unsubsidized loans will be 1.00%. f. There is an origination fee but no Federal default fee in the DL. As of July 1, 2009, the origination fee will be 1.5% for direct subsidized and direct unsubsidized loans. g. There is authority in the DL for unlimited discretionary forbearances. DL servicers must be able to offer borrowers additional administrative forbearance after the 3-year limit and upon receipt of additional documentation from the borrowers. 2. The servicer shall meet all previously identified requirements for Federally Held Debt (i.e. Accounting, Treasury, Reconciliation, Internal Controls, etc.) for the Direct Loan portfolio. 3. The servicer shall interface with Common Origination and Disbursement System (COD) & Electronic Master Promissory Note (eMPN) for newly originated loans. 4. The servicer shall interface with the Direct Loan Consolidation System (DLCS) for Direct Consolidation Loans. 5. The servicers shall accept loan and disbursement level adjustments from the originating system(s) and/or directly from schools as necessary. The majority of Direct Loan adjustments & cancellations are passed from the school to COD, and then from COD to the servicing system via the servicing system/COD interface. Direct Consolidation Loan adjustments & cancellations are received by the servicing system from the Direct Loan Consolidation System (DLCS) via the servicing system/DLCS interface 6. The servicer shall interface with Internal Revenue Service (IRS) as needed to support income contingent or income based programs. 7. The servicer shall support servicing of all Direct Loans, including Direct Consolidation Loans. Full_Req_v6.0 4

Attachment A-4 Ongoing Allocation Methodology The allocation of ongoing volume will be determined based on the performance of each servicer in relation to the other servicers awarded. While the total number of awarded servicers has not yet been determined, this methodology works with any number of servicers (as shown in examples). Quarterly scores will be compiled for each servicer based on various performance factors; five high-level metrics, and some sub-metric categories, have been defined (see below). An average of the quarterly scores available on July 1 of each year will be used to determine the ranking of each servicer in each of the five high-level metric categories. By combining each servicer’s ranking in all categories, each servicer will be given a percentage of the total new volume of Federally Held Debt to be distributed for the upcoming year. Servicers will be informed of their allocation percentage of new volume by July 15 of each year. This allocation will become effective on August 15 of each year. The first ongoing allocation will be provided by August 15, 2010. The allocation of ongoing volume will be determined based on the following factors: 1. Percentage of “In Repayment” Portfolio Dollars that go into default (as transferred to DMCS – 360+ days) – Measured as a percentage of the servicer’s current Federally held portfolio a. Percentage at Public Schools b. Percentage at Private Schools c. Percentage at Proprietary Schools 2. Percentage of unique “In Repayment” Portfolio borrowers that go into default (as transferred to DMCS – 360+ days) – Measured as a percentage of the servicer’s current Federally held portfolio a. Percentage at Public Schools b. Percentage at Private Schools c. Percentage at Proprietary Schools 3. Borrower Surveys a. In School Borrowers b. In Grace Borrowers c. In Repayment Borrowers 4. School Surveys a. Public Schools b. Private Schools c. Proprietary Schools 5. Survey of FSA personnel Allocation Metric # 1 – to be measured Quarterly (calendar quarters beginning with October 1, 2009). Calculation = (Total Principal Balance Outstanding (or “PBO”) + Interest of all loans sent to DMCS during the quarter or > 360 days delinquent at the end of the quarter) DIVIDED BY (Total PBO + Interest of all of the servicer’s Federally held debt portfolio in repayment status). Resulting value is a percentage rounded to the nearest hundredth for each category of schools (Public, Private, Proprietary). All available quarterly scores in each category (1a, 1b, 1c) will be averaged together on July 1 of each year to calculate the Final Score for this allocation metric. Allocation Metric # 2 – to be measured Quarterly (calendar quarters beginning with October 1, 2009). Calculation = (Total number of borrowers sent to DMCS during the quarter or > 360 days delinquent at Page 1 of 3

Attachment A-4 the end of the quarter) DIVIDED BY (Total number of borrowers within the servicer’s Federally held debt portfolio in repayment status). Resulting value is a percentage rounded to the nearest hundredth for each category of schools (Public, Private, Proprietary). All available quarterly scores in each category (2a, 2b, 2c) will be averaged together on July 1 of each year to calculate the Final Score for this allocation metric. Allocation Metric # 3 – Surveys will be conducted quarterly of borrowers in each category (In School, In Grace, and In Repayment). The survey will measure borrower satisfaction with the servicer and results will be based on a scale of 0 – 100%, with 100% representing a perfect score. FSA, or an agent of FSA will conduct surveys. All available quarterly scores in each category (3a, 3b, 3c) will be averaged together on July 1 of each year to calculate the Final Score for this allocation metric. Allocation Metric # 4 – Surveys will be conducted quarterly of schools in each category (Public, Private, and Proprietary). The survey will measure school satisfaction with the servicer and results will be based on a scale of 0 – 100%, with 100% representing a perfect score. FSA, or an agent of FSA will conduct surveys. All available quarterly scores in each category (4a, 4b, 4c) will be averaged together on July 1 of each year to calculate the Final Score for this allocation metric. Allocation Metric # 5 – Surveys will be conducted quarterly of FSA personnel. The survey will measure FSA satisfaction with the servicer and results will be based on a scale of 0 – 100%, with 100% representing a perfect score. FSA, or an agent of FSA will conduct surveys. All available quarterly scores will be averaged together on July 1 of each year to calculate the Final Score for this allocation metric. Allocation Metric Score Comparison Among Servicers The above calculation will result in a set of 5 scores for each servicer, one score in each metric category (1-Defaulted borrower dollars, 2-Defaulted borrower count, 3-Borrower Survey, 4-School Survey, 5-FSA Survey). FSA will compare all servicers’ scores in each allocation metric category and provide a ranking for each servicer in that category, with the best score in each category receiving the highest possible value and the worst score receiving the lowest possible value (highest / lowest values will be determined by the number of servicers selected --- Highest score possible will be the total number of servicers selected, lowest score will be 1). Once a ranking value has been assigned to each servicer in each allocation category, all scores for a servicer will be added together to provide the “Total Score” for that servicer for the year. Each servicer will have one Total Score for each year. Allocation of New Volume of Federally Held Debt Each servicer will be assigned an allocation of new volume by dividing that servicer’s total score by the combined total scores of all servicers. The resulting percentage will determine each servicer’s percentage of new volume of Federally Held Debt. The servicer’s percentage of new volume will determine the percentage of new borrowers that will be sent to the servicer for servicing (loans for existing borrowers may, to the maximum extent practicable, be sent to the servicer already holding that borrower’s other loans). NOTE: If a servicer is out of compliance (for example, but not limited to, financial management or reporting, security, OMB Circular A-123, Legislative Mandates, Program Compliance, etc.), that Page 2 of 3

Attachment A-4 servicer’s new volume may be re-allocated to one or more other servicers until compliance has been achieved. In addition, that servicer’s current account volume may be transferred to another servicer, at the non-compliant servicer’s expense. Page 3 of 3

Attachment A-5 SAMPLE - ONGOING ALLOCATION METRIC CALCULATION Scenario 1 - 6 Servicers selected FINAL SCORE BY ALLOCATION METRIC Servicers METRIC 12 3 456 1 Defaulted borrower count 1.10% 2.20% 3.30% 4.40% 5.50% 6.60% 2 Defaulted borrower amount 1.10% 2.20% 3.30% 4.40% 5.50% 6.60% 3 Borrower Survey 97.00% 95.00% 93.00% 91.00% 90.00% 89.00% 4 School Survey 97.00% 95.00% 93.00% 91.00% 90.00% 89.00% 5 FSA Survey 97.00% 95.00% 93.00% 91.00% 90.00% 89.00% SERVICER RANKING BY ALLOCATION METRIC Servicers METRIC 12 3 456 1 Defaulted borrower count 6.0 5.0 4.0 3.0 2.0 1.0 2 Defaulted borrower amount 6.0 5.0 4.0 3.0 2.0 1.0 3 Borrower Survey 6.0 5.0 4.0 3.0 2.0 1.0 4 School Survey 6.0 5.0 4.0 3.0 2.0 1.0 5 FSA Survey 6.0 5.0 4.0 3.0 2.0 1.0 TOTAL SCORE BY SERVICER Servicers 12 3 456 TOTAL SCORE 30.0 25.0 20.0 15.0 10.0 5.0 ALLOCATION EACH SERIVER WILL RECEIVE % of new volume New Servicer will receive borrowers (Total Score / Combined (based on 6M Total Score Totals) total new borr) Servicer 1 30.0 28.57% 1,714,286 Servicer 2 25.0 23.81% 1,428,571 Servicer 3 20.0 19.05% 1,142,857 Servicer 4 15.0 14.29% 857,143 Servicer 5 10.0 9.52% 571,429 Servicer 6 5.0 4.76% 285,714 Combined Total 105 100.00% 6,000,000

Attachment A-5 SAMPLE - ONGOING ALLOCATION METRIC CALCULATION Scenario 2 - 5 Servicers selected FINAL SCORE BY ALLOCATION METRIC Servicers METRIC 12345 1 Defaulted borrower count 1.10% 2.20% 3.30% 4.40% 5.50% 2 Defaulted borrower amount 1.10% 2.20% 3.30% 4.40% 5.50% 3 Borrower Survey 97.00% 95.00% 93.00% 91.00% 90.00% 4 School Survey 97.00% 95.00% 93.00% 91.00% 90.00% 5 FSA Survey 97.00% 95.00% 93.00% 91.00% 90.00% SERVICER RANKING BY ALLOCATION METRIC Servicers METRIC 12345 1 Defaulted borrower count 5.0 4.0 3.0 2.0 1.0 2 Defaulted borrower amount 5.0 4.0 3.0 2.0 1.0 3 Borrower Survey 5.0 4.0 3.0 2.0 1.0 4 School Survey 5.0 4.0 3.0 2.0 1.0 5 FSA Survey 5.0 4.0 3.0 2.0 1.0 TOTAL SCORE BY SERVICER Servicers 12345 TOTAL SCORE 25.0 20.0 15.0 10.0 5.0 ALLOCATION EACH SERIVER WILL RECEIVE % of new volume New Servicer will receive borrowers (Total Score / Combined (based on 6M Total Score Totals) total new borr) Servicer 1 25.0 33.33% 2,000,000 Servicer 2 20.0 26.67% 1,600,000 Servicer 3 15.0 20.00% 1,200,000 Servicer 4 10.0 13.33% 800,000 Servicer 5 5.0 6.67% 400,000 Combined Totals 75 100.00% 6,000,000

Attachment A-5 SAMPLE - ONGOING ALLOCATION METRIC CALCULATION Scenario 3 - 4 Servicers selected FINAL SCORE BY ALLOCATION METRIC Servicers METRIC 1234 1 Defaulted borrower count 1.10% 2.20% 3.30% 4.40% 2 Defaulted borrower amount 1.10% 2.20% 3.30% 4.40% 3 Borrower Survey 97.00% 95.00% 93.00% 91.00% 4 School Survey 97.00% 95.00% 93.00% 91.00% 5 FSA Survey 97.00% 95.00% 93.00% 91.00% SERVICER RANKING BY ALLOCATION METRIC Servicers METRIC 1234 1 Defaulted borrower count 4.0 3.0 2.0 1.0 2 Defaulted borrower amount 4.0 3.0 2.0 1.0 3 Borrower Survey 4.0 3.0 2.0 1.0 4 School Survey 4.0 3.0 2.0 1.0 5 FSA Survey 4.0 3.0 2.0 1.0 TOTAL SCORE BY SERVICER Servicers 1234 TOTAL SCORE 20.0 15.0 10.0 5.0 ALLOCATION EACH SERIVER WILL RECEIVE % of new volume New Servicer will receive borrowers (Total Score / Combined (based on 6M Total Score Totals) total new borr) Servicer 1 20.0 40.00% 2,400,000 Servicer 2 15.0 30.00% 1,800,000 Servicer 3 10.0 20.00% 1,200,000 Servicer 4 5.0 10.00% 600,000 Combined Totals 50 100.00% 6,000,000

Attachment A-5

SAMPLE - ONGOING ALLOCATION METRIC CALCULATION

Scenario 4 - 3 Servicers selected

FINAL SCORE BY ALLOCATION METRIC

METRIC		Servicers 1	Servicers 2	Servicers 3
1	Defaulted borrower count	1.10%	2.20%	3.30%
2	Defaulted borrower amount	1.10%	2.20%	3.30%
3	Borrower Survey	97.00%	95.00%	93.00%
4	School Survey	97.00%	95.00%	93.00%
5	FSA Survey	97.00%	95.00%	93.00%

SERVICER RANKING BY ALLOCATION METRIC

METRIC		Servicers 1	Servicers 2	Servicers 3
1	Defaulted borrower count	3.0	2.0	1.0
2	Defaulted borrower amount	3.0	2.0	1.0
3	Borrower Survey	3.0	2.0	1.0
4	School Survey	3.0	2.0	1.0
5	FSA Survey	3.0	2.0	1.0

TOTAL SCORE BY SERVICER

	Servicers 1	Servicers 2	Servicers 3
TOTAL SCORE	15.0	10.0	5.0

ALLOCATION EACH SERIVER WILL RECEIVE

	Total Score	% of new volume Servicer will receive (Total Score / Combined Totals)	New borrowers (based on 6M total new borr)
Servicer 1	15.0	50.00%	3,000,000
Servicer 2	10.0	33.33%	2,000,000
Servicer 3	5.0	16.67%	1,000,000
Combined Totals	30	100.00%	6,000,000

Attachment A-5

SAMPLE - ONGOING ALLOCATION METRIC CALCULATION
Scenario 5 - 2 Servicers selected

FINAL SCORE BY ALLOCATION METRIC

METRIC		Servicers 1	Servicers 2
1	Defaulted borrower count	1.10%	2.20%
2	Defaulted borrower amount	1.10%	2.20%
3	Borrower Survey	97.00%	95.00%
4	School Survey	97.00%	95.00%
5	FSA Survey	97.00%	95.00%

SERVICER RANKING BY ALLOCATION METRIC

METRIC		Servicers 1	Servicers 2
1	Defaulted borrower count	2.0	1.0
2	Defaulted borrower amount	2.0	1.0
3	Borrower Survey	2.0	1.0
4	School Survey	2.0	1.0
5	FSA Survey	2.0	1.0

TOTAL SCORE BY SERVICER

	Servicers 1	Servicers 2
TOTAL SCORE	10.0	5.0

ALLOCATION EACH SERIVER WILL RECEIVE

	Total Score	% of new volume Servicer will receive (Total Score / Combined Totals)	New borrowers (based on 6M total new borr)
Servicer 1	10.0	66.67%	4,000,000
Servicer 2	5.0	33.33%	2,000,000
Combined Totals	15	100.00%	6,000,000

Attachment A-5 SAMPLE - ONGOING ALLOCATION METRIC CALCULATION Scenario 6 - 6 Servicers selected FINAL SCORE BY ALLOCATION METRIC Servicers METRIC 12 3 456 1 Defaulted borrower count 1.10% 2.20% 3.30% 4.40% 5.50% 6.60% 2 Defaulted borrower amount 6.60% 5.50% 3.30% 4.40% 2.20% 1.10% 3 Borrower Survey 97.00% 95.00% 93.00% 91.00% 90.00% 89.00% 4 School Survey 89.00% 90.00% 93.00% 91.00% 95.00% 97.00% 5 FSA Survey 97.00% 95.00% 93.00% 91.00% 90.00% 89.00% SERVICER RANKING BY ALLOCATION METRIC Servicers METRIC 12 3 456 1 Defaulted borrower count 6.0 5.0 4.0 3.0 2.0 1.0 2 Defaulted borrower amount 1.0 2.0 4.0 3.0 5.0 6.0 3 Borrower Survey 6.0 5.0 4.0 3.0 2.0 1.0 4 School Survey 1.0 2.0 4.0 3.0 5.0 6.0 5 FSA Survey 6.0 5.0 4.0 3.0 2.0 1.0 TOTAL SCORE BY SERVICER Servicers 12 3 456 TOTAL SCORE 20.0 19.0 20.0 15.0 16.0 15.0 ALLOCATION EACH SERIVER WILL RECEIVE % of new volume New Servicer will receive borrowers (Total Score / Combined (based on 6M Total Score Totals) total new borr) Servicer 1 20.0 19.05% 1,142,857 Servicer 2 19.0 18.10% 1,085,714 Servicer 3 20.0 19.05% 1,142,857 Servicer 4 15.0 14.29% 857,143 Servicer 5 16.0 15.24% 914,286 Servicer 6 15.0 14.29% 857,143 Combined Total 105 100.00% 6,000,000

Attachment A-5 SAMPLE - ONGOING ALLOCATION METRIC CALCULATION Scenario 7 - 5 Servicers selected FINAL SCORE BY ALLOCATION METRIC Servicers METRIC 12345 1 Defaulted borrower count 1.10% 2.20% 3.30% 4.40% 5.50% 2 Defaulted borrower amount 6.60% 5.50% 3.30% 4.40% 2.20% 3 Borrower Survey 97.00% 95.00% 93.00% 91.00% 90.00% 4 School Survey 89.00% 90.00% 93.00% 91.00% 95.00% 5 FSA Survey 97.00% 95.00% 93.00% 91.00% 90.00% SERVICER RANKING BY ALLOCATION METRIC Servicers METRIC 12345 1 Defaulted borrower count 5.0 4.0 3.0 2.0 1.0 2 Defaulted borrower amount 1.0 2.0 4.0 3.0 5.0 3 Borrower Survey 5.0 4.0 3.0 2.0 1.0 4 School Survey 1.0 2.0 4.0 3.0 5.0 5 FSA Survey 5.0 4.0 3.0 2.0 1.0 TOTAL SCORE BY SERVICER Servicers 12345 TOTAL SCORE 17.0 16.0 17.0 12.0 13.0 ALLOCATION EACH SERIVER WILL RECEIVE % of new volume New Servicer will receive borrowers (Total Score / Combined (based on 6M Total Score Totals) total new borr) Servicer 1 17.0 22.67% 1,360,000 Servicer 2 16.0 21.33% 1,280,000 Servicer 3 17.0 22.67% 1,360,000 Servicer 4 12.0 16.00% 960,000 Servicer 5 13.0 17.33% 1,040,000 Combined Total 75 100.00% 6,000,000

Attachment A-5 SAMPLE - ONGOING ALLOCATION METRIC CALCULATION Scenario 8 - 4 Servicers selected FINAL SCORE BY ALLOCATION METRIC Servicers METRIC 1234 1 Defaulted borrower count 1.10% 2.20% 3.30% 4.40% 2 Defaulted borrower amount 6.60% 5.50% 3.30% 4.40% 3 Borrower Survey 97.00% 95.00% 93.00% 91.00% 4 School Survey 89.00% 90.00% 93.00% 91.00% 5 FSA Survey 97.00% 95.00% 93.00% 91.00% SERVICER RANKING BY ALLOCATION METRIC Servicers METRIC 1234 1 Defaulted borrower count 4.0 3.0 2.0 1.0 2 Defaulted borrower amount 1.0 2.0 4.0 3.0 3 Borrower Survey 4.0 3.0 2.0 1.0 4 School Survey 1.0 2.0 4.0 3.0 5 FSA Survey 4.0 3.0 2.0 1.0 TOTAL SCORE BY SERVICER Servicers 1234 TOTAL SCORE 14.0 13.0 14.0 9.0 ALLOCATION EACH SERIVER WILL RECEIVE % of new volume New Servicer will receive borrowers (Total Score / Combined (based on 6M Total Score Totals) total new borr) Servicer 1 14.0 28.00% 1,680,000 Servicer 2 13.0 26.00% 1,560,000 Servicer 3 14.0 28.00% 1,680,000 Servicer 4 9.0 18.00% 1,080,000 Combined Total 50 100.00% 6,000,000

Attachment A-5

SAMPLE - ONGOING ALLOCATION METRIC CALCULATION

Scenario 9 - 3 Servicers selected

FINAL SCORE BY ALLOCATION METRIC

		Servicers		
METRIC		1	2	3
1	Defaulted borrower count	1.10%	2.20%	3.30%
2	Defaulted borrower amount	6.60%	5.50%	3.30%
3	Borrower Survey	97.00%	95.00%	93.00%
4	School Survey	89.00%	90.00%	93.00%
5	FSA Survey	97.00%	95.00%	93.00%

SERVICER RANKING BY ALLOCATION METRIC

		Servicers		
METRIC		1	2	3
1	Defaulted borrower count	3.0	2.0	1.0
2	Defaulted borrower amount	1.0	2.0	3.0
3	Borrower Survey	3.0	2.0	1.0
4	School Survey	1.0	2.0	3.0
5	FSA Survey	3.0	2.0	1.0

TOTAL SCORE BY SERVICER

	Servicers		
	1	2	3
TOTAL SCORE	11.0	10.0	9.0

ALLOCATION EACH SERIVER WILL RECEIVE

	Total Score	% of new volume Servicer will receive (Total Score / Combined Totals)	New borrowers (based on 6M total new borr)
Servicer 1	11.0	36.67%	2,200,000
Servicer 2	10.0	33.33%	2,000,000
Servicer 3	9.0	30.00%	1,800,000
Combined Total	30	100.00%	6,000,000

Attachment A-5

SAMPLE - ONGOING ALLOCATION METRIC CALCULATION
Scenario 10 - 2 Servicers selected

FINAL SCORE BY ALLOCATION METRIC

METRIC		Servicers 1	Servicers 2
1	Defaulted borrower count	1.10%	2.20%
2	Defaulted borrower amount	6.60%	5.50%
3	Borrower Survey	97.00%	95.00%
4	School Survey	89.00%	90.00%
5	FSA Survey	97.00%	95.00%

SERVICER RANKING BY ALLOCATION METRIC

METRIC		Servicers 1	Servicers 2
1	Defaulted borrower count	2.0	1.0
2	Defaulted borrower amount	1.0	2.0
3	Borrower Survey	2.0	1.0
4	School Survey	1.0	2.0
5	FSA Survey	2.0	1.0

TOTAL SCORE BY SERVICER

	Servicers 1	Servicers 2
TOTAL SCORE	8.0	7.0

ALLOCATION EACH SERIVER WILL RECEIVE

	Total Score	% of new volume Servicer will receive (Total Score / Combined Totals)	New borrowers (based on 6M total new borr)
Servicer 1	8.0	53.33%	3,200,000
Servicer 2	7.0	46.67%	2,800,000
Combined Total	15	100.00%	6,000,000

Federal Student Aid Attachment A-6-- Servicing Pricing Definitions U.S. Department of Education Title IV Student Loan Servicing/Management Deliverable Definition Borrowers in In-school Status Number of unique borrowers (SSNs) with balance not equal to $0.00 who have not separated from school as of the last day of the billing period Borrowers in Grace or Current Number of unique borrowers (SSNs) with balance not Repayment Status equal to $0.00 who have separated from school and are less than 31 days delinquent and are not in deferment, forbearance, or conditionally discharged as of the last day of the billing period Borrowers in Deferment or Number of unique borrowers (SSNs) with balance not Forbearance equal to $0.00 who have separated from school, are in deferment or forbearance and who are not conditionally discharged as of the last day of the billing period Borrowers 31-90 Days Number of unique borrowers (SSNs) with balance not Delinquent equal to $0.00 who have separated from school, are 31 or more days, but less than 91 days delinquent, and who are not conditionally discharged as of the last day of the billing period Borrowers 91-150 Days Number of unique borrowers (SSNs) with balance not Delinquent equal to $0.00 who have separated from school, are 91 or more days, but less than 151 days delinquent, and who are not conditionally discharged as of the last day of the billing period Borrowers 151-270 Days Number of unique borrowers (SSNs) with balance not Delinquent equal to $0.00 who have separated from school are 151 or more days, but less than 271 days delinquent, and who are not conditionally discharged as of the last day of the billing period Borrowers 270+ Days Number of unique borrowers (SSNs) with balance not Delinquent equal to $0.00 who have separated from school and 271 or more days and who are not conditionally discharged as of the last day of the billing period. This may include borrowers over 360 day that are considered in Default Status, but for some reason have not been transferred through no fault of the Servicer. NOTES: 1. Common pricing shall apply regardless of program (i.e. Direct Loan, Federal Family Education Loan) or volume serviced, unless otherwise noted in the contract. 2. Reporting is required for the number of borrowers and/or loans and dollar amount of each program, in addition to any other reporting requirements provided in the contract. 3. Borrowers in multiple statuses shall be billed once, in the lowest performing deliverable status. The lowest performing deliverable status is defined as the lowest unit priced deliverable. 4. Borrowers pending discharge, which include, but are not limited to: conditional disability, death, or bankruptcy, shall be, for billing purposes, counted in the deliverable status at the time of the discharge request. 5. “The last day of the billing period" is defined as the last day of the Department of Education’s monthly billing period. 6. The annual pricing period shall begin on September 1, 2009. Version 9.0 Page 1 of 1